========================================================================

                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                   __________________________________


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):  NOVEMBER 15, 2000



                        ALLEGIANT BANCORP, INC.
         (Exact name of registrant as specified in its charter)


      MISSOURI                   0-26350              43-1519382
   (State or other          (Commission File        (I.R.S. Employer
   jurisdiction of               Number)             Identification
    organization)                                        Number)


             2122 KRATKY ROAD
            ST. LOUIS, MISSOURI                          63114
 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (314) 692-8200

========================================================================

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On November 15, 2000, Allegiant Bancorp, Inc. (the "Registrant") acquired Equality Bancorp, Inc. ("Equality Bancorp") and its wholly-
owned subsidiary, Equality Savings Bank, through the merger of Allegiant Acquisition Corporation, a wholly owned subisidary of the Registrant ("Acquisition Corporation"), with and into Equality Bancorp. Pursuant to the Agreement and Plan of Merger, dated July 26, 2000, by and between the Registrant, Acquisition Corporation and Equality Bancorp (the
"Merger Agreement"), Acquisition Corporation was merged (the "Merger") with and into Equality Bancorp and each outstanding share of common stock, $0.01 par value, of Equality Bancorp ("Equality Common Stock")
was converted into the right to receive 1.118 shares of common stock, $0.01 par value, of the Registrant ("Allegiant Common Stock"). In addition, outstanding options to acquire shares of Equality Common Stock were converted into options to acquire shares of Allegiant Common Stock. In connection with the Merger, the Registrant issued approximately 2,664,000 shares of Allegiant Common Stock. In addition, options to acquire 94,457 shares of Equality Common Stock were converted into options to acquire 105,602 shares of Allegiant Common Stock. A copy of the press release issued by the Registrant announcing the closing of the Merger is attached hereto as Exhibit 99.1.
                             ------------

          The Registrant's Registration Statement on Form S-4 (File No. 333-44758) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on September 15, 2000, sets forth certain information regarding the Merger, the Registrant and Equality Bancorp, including, without limitation, the effective time and the manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationships between the Registrant and Equality Bancorp or any of its affiliates, any officer or director of the Registrant, or any associate of any such officer of director, the nature of Equality Bancorp's business and the Registrant's intended use of the assets acquired in the Merger. The Registrant will report the Merger using the purchase method of accounting.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.
               -------------------------------------------

           The following financial statements of Equality Bancorp and its subsidiaries are included herein:

               Independent Auditors' Report

               Consolidated Balance Sheets - March 31, 2000 and 1999

               Consolidated Statements of Income - Three Years Ended March 31, 2000, 1999 and 1998

               Consolidated Statements of Stockholders' Equity -
               Three Years Ended March 31, 2000, 1999 and 1998

               Consolidated Statements of Cash Flows - Three Years Ended March 31, 2000, 1999 and 1998

               Consolidated Statements of Comprehensive Income (Loss)
               - Three Years Ended March 31, 2000, 1999 and 1998

               Notes to Consolidated Financial Statements

               Consolidated Balance Sheet - September 30, 2000
               (Unaudited)

               Consolidated Statements of Operations - Three and Six Months Ended September 30, 2000 and 1999 (Unaudited)

               Consolidated Statement of Stockholders' Equity - Six Months Ended September 30, 2000 (Unaudited)

               Consolidated Statements of Cash Flows - Six Months
               Ended September 30, 2000 and 1999 (Unaudited)

               Consolidated Statements of Comprehensive Income (Loss)
               - Six Months Ended September 30, 2000 and 1999
               (Unaudited)

               Notes to Consolidated Financial Statements (Unaudited)

          (b)  Pro forma financial information.
               -------------------------------

          The following unaudited pro forma combined consolidated balance sheet gives effect to the acquisition of Equality Bancorp as if the acquisition was consummated on September 30, 2000. The following pro forma combined consolidated income statements for the nine months ended September 30, 2000 and for the year ended December 31, 1999 set forth the results of operations of the Registrant combined with the results of operations of Equality Bancorp as if the acquisition of Equality Bancorp had occurred as of the first day of each period presented.

          The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying notes to the pro forma combined consolidated financial statements and with the historical financial statements of the Registrant and Equality Bancorp, which were filed in the Registrant's Registration Statement on Form S-4 (File 333-44758). The unaudited pro forma combined consolidated financial information may not necessarily be indicative of the results of operations that actually would have occurred if the acquisition of Equality Bancorp had been consummated on the dates assumed above or of the results of operations that may be achieved in the future.

          (c)  Exhibits.  See Exhibit Index.
               --------

                      INDEPENDENT AUDITORS' REPORT


The Board of Directors
Equality Bancorp, Inc.
St. Louis, Missouri:

We have audited the accompanying consolidated balance sheets of Equality Bancorp, Inc. and subsidiaries (Equality Bancorp) as of March 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income (loss) for each of the years in the three-year period ended March 31, 2000. These consolidated financial statements are the responsibility of Equality Bancorp's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Equality Mortgage Corporation (a consolidated subsidiary), which statements reflect total assets constituting 2% and 3% in 2000 and 1999, respectively, and total interest income and noninterest income constituting 13%, 20% and 19%, in 2000, 1999 and 1998, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Equality Mortgage Corporation, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits, and the report of the other auditors, provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Equality Bancorp, Inc. and subsidiaries as of March 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                     /s/ KPMG LLP

St. Louis, Missouri
June 26, 2000

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                                    MARCH 31,
                                                                           ---------------------------
                                                                               2000           1999
                                                                           ------------    -----------
ASSETS
Cash, primarily interest-bearing demand accounts..................         $  9,080,509      6,449,613
Interest-bearing deposits.........................................              198,000      1,085,000
Investment securities:
      Available for sale, at fair value...........................          120,575,542     81,635,339
      Held to maturity, at amortized cost (fair value of $548,000
         at March 31, 2000 and $531,000 at March 31, 1999)........              600,000        600,000
Mortgage-backed securities available for sale, at fair value......           64,137,674     90,810,783
Loans receivable, net.............................................          105,315,729     90,230,677
Investment in real estate.........................................               58,054         58,054
Stock in Federal Home Loan Bank...................................            7,987,100      6,911,100
Mortgage servicing rights.........................................            1,273,768      1,479,631
Office properties and equipment, net..............................            6,935,115      6,451,357
Deferred tax asset................................................            2,775,937             --
Accrued interest receivable and other assets......................            4,397,879      2,725,620
                                                                           ------------    -----------

                                                                           $323,335,307    288,437,174
                                                                           ============    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Savings deposits..................................................         $140,885,244    128,953,826
Accrued interest payable on savings deposits......................              147,711        200,280
Borrowed money....................................................          161,435,160    132,010,050
Advance payments by borrowers for taxes and insurance.............               35,800         69,634
Income taxes payable..............................................              276,568        203,588
Deferred income taxes.............................................                   --        873,343
Accrued expenses and other liabilities............................              629,822        518,723
                                                                           ------------    -----------
         Total liabilities........................................          303,410,305    262,829,444
                                                                           ------------    -----------

Commitments and contingencies
Stockholders' equity:
      Preferred stock, $1 par value per share; 1,000,000
         shares authorized; none issued and outstanding...........                   --             --
      Common stock, $.01 par value per share;
         4,000,000 shares authorized; 2,544,094 shares
         and 2,519,793 shares issued at March 31, 2000
         and 1999, respectively...................................               25,441         25,198
      Additional paid-in capital..................................           16,192,342     16,108,269
      Retained earnings...........................................           11,849,449     11,255,324
      Accumulated other comprehensive income (loss)...............           (5,447,058)       139,464
      Treasury stock, at cost; 158,055 shares and 18,500 shares
         at March 31, 2000 and 1999, respectively.................           (1,233,799)      (166,431)
      Unearned Employee Stock Ownership Plan shares...............             (989,864)    (1,134,769)
      Unamortized restricted stock awards.........................             (471,509)      (619,325)
                                                                           ------------    -----------
         Total stockholders' equity...............................           19,925,002     25,607,730
                                                                           ------------    -----------

                                                                           $323,335,307    288,437,174
                                                                           ============    ===========

                    See accompanying notes to consolidated financial statements.

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

                                                                       YEARS ENDED MARCH 31,
                                                             -----------------------------------------
                                                                 2000           1999           1998
                                                             -----------     ----------     ----------
INTEREST INCOME
Loans receivable....................................         $ 7,753,559      7,703,347      8,103,429
Investment securities and interest-bearing
   deposits.........................................           8,214,465      4,121,848      5,163,526
Mortgage-backed securities..........................           4,570,590      5,321,365      1,153,512
Other...............................................             504,838        411,861        259,843
                                                             -----------     ----------     ----------

   Total interest income............................          21,043,452     17,558,421     14,680,310
                                                             -----------     ----------     ----------

INTEREST EXPENSE
Savings deposits....................................           5,596,459      5,458,146      5,633,692
Advances from Federal Home Loan Bank................           8,694,309      6,821,775      4,031,314
Other borrowed money................................              70,382         71,507         60,376
                                                             -----------     ----------     ----------

      Total interest expense........................          14,361,150     12,351,428      9,725,382
                                                             -----------     ----------     ----------

      Net interest income...........................           6,682,302      5,206,993      4,954,928

Provision for losses on loans.......................                  --             --        115,513
                                                             -----------     ----------     ----------

      Net interest income after provision
         for losses on loans........................           6,682,302      5,206,993      4,839,415
                                                             -----------     ----------     ----------

NONINTEREST INCOME
Gain on sales of mortgage loans.....................             771,172      1,994,800      1,349,712
Loan servicing fees and late charges................           1,253,125      1,289,571        919,884
Gain on sale of mortgage servicing rights...........             451,298             --             --
Gain (loss) on sale of investment and mortgage-
   backed securities available for sale, net........             (43,016)       166,388         41,044
Equity in loss of joint venture.....................                  --        (54,430)       (44,109)
Rental income.......................................             189,470        142,802        126,811
Gain on sale of real estate.........................                  --        148,391          1,154
Other...............................................             684,616        549,710        486,988
                                                             -----------     ----------     ----------

      Total noninterest income......................           3,306,665      4,237,232      2,881,484
                                                             -----------     ----------     ----------

NONINTEREST EXPENSE
Salaries and employee benefits......................           4,502,096      4,531,202      3,399,859
Occupancy...........................................             851,325        598,632        533,378
Data processing.....................................             441,995        332,438        261,397
Advertising.........................................             359,607        282,103        123,707
Federal insurance premiums..........................              70,150         72,422         81,428
Other...............................................           1,873,340      1,790,501      1,304,296
                                                             -----------     ----------     ----------

      Total noninterest expense.....................           8,098,513      7,607,298      5,704,065
                                                             -----------     ----------     ----------

      Income before income tax expense..............           1,890,454      1,836,927      2,016,834

Income tax expense..................................             738,544        707,647        777,668
                                                             -----------     ----------     ----------

      Net income....................................         $ 1,151,910      1,129,280      1,239,166
                                                             ===========     ==========     ==========

EARNINGS PER SHARE
Basic...............................................         $      0.50           0.48           0.51
Diluted.............................................                0.49           0.47           0.51
                                                             ===========     ==========     ==========

     See accompanying notes to consolidated financial statements.

                                         EQUALITY BANCORP, INC. AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                        YEARS ENDED MARCH 31, 2000, 1999 AND 1998
                                                                                                UNEARNED
                                                                       ACCUMULATED              EMPLOYEE
                                                                        OTHER COM-                STOCK   UNAMORTIZED   TOTAL
                             COMMON STOCK      ADDITIONAL               PREHENSIVE              OWNERSHIP  RESTRICTED   STOCK-
                        ---------------------    PAID-IN    RETAINED      INCOME    TREASURY      PLAN       STOCK     HOLDERS'
                          SHARES      AMOUNT     CAPITAL    EARNINGS      (LOSS)      STOCK      SHARES      AWARDS     EQUITY
                        ---------   ---------  ----------  ----------  ----------- ----------   --------- ----------- ----------
Balance, March 31, 1997   836,400   $ 836,400   2,768,548   9,674,676    (509,523)         --    (135,840)        --  12,634,261
Net income.............        --          --          --   1,239,166          --          --          --         --   1,239,166
Net proceeds from sale
  of common stock of
  Equality Bancorp,
  Inc. ................ 1,322,500      13,225  12,297,206          --          --          --  (1,198,060)        --  11,112,371
Cancellation of
  Equality Bancorp
  Savings and Loan
  Association, F.A.
  Common stock owned
  by First Missouri
  Financial, M.H.C. ...  (445,000)   (445,000)    445,000          --          --          --          --         --          --
Cancellation of
  Equality Bancorp
  Savings and Loan
  Association, F.A.
  common stock owned
  by minority
  stockholders.........  (391,400)   (391,400)    391,400          --          --          --          --         --          --
Issuance of common
  stock of Equality
  Bancorp, Inc.
  to minority
  stockholders of
  Equality Bancorp
  Savings and Loan
  Association, F.A. ... 1,163,402      11,634     (11,634)         --          --          --          --         --          --
Capital contribution
  from First Missouri
  Financial, M.H.C. ...        --          --          --      50,000          --          --          --         --      50,000
Exercise of
  stock options........    19,953         200      68,716          --          --          --          --         --      68,916
Tax benefit of stock
  options exercised....        --          --      10,328          --          --          --          --         --      10,328
Amortization of
  Employee Stock
  Ownership
  Plan awards..........        --          --      27,677          --          --          --      56,796         --      84,473


                                - 7 -

                                                                                                UNEARNED
                                                                       ACCUMULATED              EMPLOYEE
                                                                        OTHER COM-                STOCK   UNAMORTIZED   TOTAL
                             COMMON STOCK      ADDITIONAL               PREHENSIVE              OWNERSHIP  RESTRICTED   STOCK-
                        ---------------------    PAID-IN    RETAINED      INCOME    TREASURY      PLAN       STOCK     HOLDERS'
                          SHARES      AMOUNT     CAPITAL    EARNINGS      (LOSS)      STOCK      SHARES      AWARDS     EQUITY
                        ---------   ---------  ----------  ----------  ----------- ----------   --------- ----------- ----------
Dividend declared on
  nonmutual holding
  company owned
  common stock at
  $.34 per share......         --          --          --    (128,322)         --          --          --         --    (128,322)
Dividend declared on
  common stock of
  Equality Bancorp,
  Inc. at $.06 per
  share...............         --          --          --    (141,120)         --          --          --         --    (141,120)
Other comprehensive
  Income (loss),
  net of tax..........         --          --          --          --     907,742          --          --         --     907,742
                        ---------   ---------  ----------  ----------  ----------  ----------  ----------   --------  ----------
Balance, March 31,
  1998................  2,505,855      25,059  15,997,241  10,694,400     398,219          --  (1,277,104)        --  25,837,815
Net income............         --          --          --   1,129,280          --          --          --         --   1,129,280
Exercise of
  stock options.......     13,938         139      60,594          --          --          --          --         --      60,733
Tax benefit of stock
  options exercised...         --          --       4,247          --          --          --          --         --       4,247
Purchase of stock
  for restricted
  stock awards........         --          --          --          --          --          --          --   (739,456)   (739,456)
Purchase of treasury
  stock...............         --          --          --          --          --    (166,431)         --         --    (166,431)
Amortization of stock
  awards..............         --          --          --          --          --          --          --    120,131     120,131
Amortization of
  Employee Stock
  Ownership Plan
  awards..............         --          --      46,187          --          --          --     142,335         --     188,522
Dividend declared on
  common stock of
  Equality Bancorp,
  Inc. at $.24 per
  share...............         --          --          --    (568,356)         --          --          --         --    (568,356)
Other comprehensive
  income (loss), net
  of tax..............         --          --          --          --    (258,755)         --          --         --    (258,755)
                        ---------   ---------  ----------  ----------  ----------  ----------  ----------   --------  ----------
Balance, March 31,
  1999................  2,519,793      25,198  16,108,269  11,255,324     139,464    (166,431) (1,134,769)  (619,325) 25,607,730
Net income............         --          --          --   1,151,910          --          --          --         --   1,151,910
Exercise of stock
  options.............     24,301         243      81,818          --          --          --          --         --      82,061


                                - 8-

                                                                                                UNEARNED
                                                                       ACCUMULATED              EMPLOYEE
                                                                        OTHER COM-                STOCK   UNAMORTIZED   TOTAL
                             COMMON STOCK      ADDITIONAL               PREHENSIVE              OWNERSHIP  RESTRICTED   STOCK-
                        ---------------------    PAID-IN    RETAINED      INCOME    TREASURY      PLAN       STOCK     HOLDERS'
                          SHARES      AMOUNT     CAPITAL    EARNINGS      (LOSS)      STOCK      SHARES      AWARDS     EQUITY
                        ---------   ---------  ----------  ----------  ----------- ----------   --------- ----------- ----------
Dividends paid on
  Unvested stock
  awards...............        --          --      14,184          --          --          --          --         --      14,184
Purchase of treasury
  stock................        --          --          --          --          --  (1,067,368)         --         --  (1,067,368)
Amortization of
  stock awards.........        --          --          --          --          --          --          --    147,816     147,816
Amortization of
  Employee Stock
  Ownership Plan
  awards...............        --          --     (11,929)         --          --          --     144,905         --     132,976
Dividend declared on
  common stock of
  Equality Bancorp,
  Inc. at $.24 per
  share................        --          --          --    (557,785)         --          --          --         --    (557,785)
Other comprehensive
  income (loss), net
  of tax...............        --          --          --          --  (5,586,522)         --          --         --  (5,586,522)
                        ---------   ---------  ----------  ----------  ----------  ----------  ----------   --------  ----------
Balance, March 31,
  2000................. 2,544,094   $  25,441  16,192,342  11,849,449  (5,447,058) (1,233,799)   (989,864)  (471,509) 19,925,002
                        =========   =========  ==========  ==========  ==========  ==========  ==========   ========  ==========

     See accompanying notes to consolidated financial statements.

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED MARCH 31,
                                                            ------------------------------------------
                                                                2000           1999           1998
                                                            ------------   ------------   ------------
Cash flows from operating activities:
      Net income.........................................   $  1,151,910      1,129,280      1,239,166
      Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
            Depreciation and amortization:
               Office properties and equipment...........        441,029        237,834        272,470
               Real estate investments...................             --          7,508         11,261
               Premiums and discounts, net...............     (1,266,977)      (366,626)        26,339
               Mortgage servicing rights.................        632,055        680,338        383,812
               Stock awards..............................        147,816        120,131             --
            (Increase) decrease in accrued interest
               receivable................................       (726,157)      (291,773)        52,687
            Provision for losses on loans................             --             --        115,513
            Gain on sale of mortgage loans...............       (771,172)    (2,673,260)    (1,722,985)
            Increase (decrease) in valuation reserve on
               loans held for sale.......................             --        (10,517)        53,652
            Gain on sale of mortgage servicing rights....       (451,298)            --             --
            Gain on sale of real estate..................             --       (148,391)        (1,154)
            Gain (loss) on the sale of investment and
               mortgage-backed securities available
               for sale, net.............................         43,016       (166,388)       (41,044)
            (Decrease) increase in accrued interest
               payable on savings deposits...............        (52,569)        66,077           (396)
            Change in income taxes payable...............         72,980       (492,604)       596,329
            Equity in loss of joint venture..............             --         54,430         44,109
            Other, net...................................       (815,950)    (2,429,385)     2,735,473
      Origination and purchases of loans held for sale...    (87,659,092)  (177,318,757)  (115,459,407)
      Proceeds from sales of loans held for sale.........     92,810,614    187,521,731    107,056,970
                                                            ------------   ------------   ------------
               Net cash provided by (used in)
                  operating activities...................      3,556,205      5,919,628     (4,637,205)
                                                            ------------   ------------   ------------

Cash flows from investing activities:
      Net (increase) decrease in loans receivable........    (19,418,651)    10,711,331     (2,546,296)
      Decrease in interest-bearing deposits..............        887,000        293,000      2,441,744
      Principal repayments on investment securities
         available for sale..............................         13,742         40,641             --
      Principal repayments on mortgage-backed securities
         available for sale..............................     18,301,427     33,071,367      3,134,164
      Proceeds from maturities of investment securities
         available for sale..............................     21,190,000     67,770,704     66,524,057
      Proceeds from the sale of investment securities
         available for sale..............................     27,014,541     41,459,748     50,716,621
      Proceeds from the sale of mortgage-backed
         securities available for sale...................     10,517,271     26,459,805     10,035,942
      Proceeds from maturities of investment securities
         held to maturity................................             --      2,000,000      2,250,000
      Purchase of investment securities available for
         sale............................................    (91,934,130)  (120,808,643)  (114,672,471)
      Purchase of mortgage-backed securities available
         for sale........................................     (5,300,430)   (92,917,447)   (56,569,108)
      Net increase in mortgage servicing rights..........       (181,181)    (1,322,372)      (708,134)
      Proceeds from the sale of mortgage servicing rights        206,287             --             --
      Proceeds from the sale of real estate acquired
         through foreclosure.............................             --             --         83,995


                                - 10 -

                                                                      YEARS ENDED MARCH 31,
                                                            ------------------------------------------
                                                                2000           1999           1998
                                                            ------------   ------------   ------------
      Proceeds from the sale of real estate held
         for investment..............................                 --        344,290             --
      Decrease in joint venture borrowings...........                 --        649,047         13,865
      Purchase of stock in Federal Home Loan
         Bank System.................................         (1,076,000)    (1,711,100)    (1,850,000)
      Purchase of office properties and equipment,
         net.........................................           (924,787)    (1,114,904)    (2,913,166)
                                                            ------------   ------------   ------------

               Net cash used in investing activities.        (40,704,911)   (35,074,533)   (44,058,787)
                                                            ------------   ------------   ------------

Cash flows from financing activities:
      Net increase (decrease) in savings deposits....         11,931,418      9,652,450     (3,681,578)
      Proceeds from Federal Home Loan Bank
         System advances.............................         30,000,000     36,500,000    106,500,000
      Repayment of Federal Home Loan Bank
         System advances.............................           (443,641)   (10,315,733)   (65,500,000)
      Proceeds from other borrowed money.............                 --        147,089        565,730
      Repayment of other borrowed money..............           (131,249)            --       (135,840)
      (Decrease) increase in advance payments by
         borrowers for taxes and insurance...........            (33,834)       (36,316)        19,174
      Cash dividends paid............................           (557,785)      (568,356)      (269,442)
      Proceeds from sale of common stock.............                 --             --     11,112,371
      Capital contribution from First Missouri
         Financial, M.H.C. ..........................                 --             --         50,000
      Proceeds from exercise of stock options........             82,061         60,733         68,916
      Purchase of stock for restricted stock awards..                 --       (739,456)            --
      Purchase of treasury stock.....................         (1,067,368)      (166,431)            --
                                                            ------------   ------------   ------------
               Net cash provided by financing
                 activities..........................         39,779,602     34,533,980     48,729,331
                                                            ------------   ------------   ------------
               Net increase in cash and cash
                 equivalents.........................          2,630,896      5,379,075         33,339

Cash and cash equivalents, beginning of year.........          6,449,613      1,070,538      1,037,199
                                                            ------------   ------------   ------------

Cash and cash equivalents, end of year...............       $  9,080,509      6,449,613      1,070,538
                                                            ============   ============   ============

Supplemental disclosure of cash flow information:
      Interest paid..................................       $ 14,329,859     12,285,351      9,725,778
      Income taxes paid..............................            680,660      1,030,012         75,958
      Noncash transfers of loans to real estate
         acquired through foreclosure................                 --             --         19,674
                                                            ============   ============   ============

     See accompanying notes to consolidated financial statements.


EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                                        YEARS ENDED MARCH 31,
                                                             -----------------------------------------
                                                                 2000            1999           1998
                                                             -----------      ---------      ---------
Net income.................................................. $ 1,151,910      1,129,280      1,239,166
Other comprehensive income (loss):
      Net unrealized gain (loss) on investment and
         mortgage-backed securities available for
         sale, net of tax...................................  (5,612,762)      (157,258)       932,779
      Less adjustment for loss (gain) on sale of
         Investment and mortgage-backed securities
         available for sale realized in net income, net
         of tax (credit) of $(16,776), $64,891, and $16,007
         in 2000, 1999, and 1998, respectively..............      26,240       (101,497)       (25,037)
                                                             -----------      ---------      ---------

            Total other comprehensive income (loss).........  (5,586,522)      (258,755)       907,742
                                                             -----------      ---------      ---------

Comprehensive income (loss)................................. $(4,434,612)       870,525      2,146,908
                                                             ===========      =========      =========

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Following are the significant accounting policies which Equality Bancorp, Inc. and subsidiaries (Equality Bancorp) follow in preparing and presenting their consolidated financial statements:

         REORGANIZATION TO A STOCK CORPORATION. On December 1, 1997, First Missouri Financial, M.H.C., a federally chartered mutual holding company whose primary asset was 445,000 shares, or 53.2%, of the total issued and outstanding shares of Equality Bancorp Savings and Loan Association, F.A. (the Association), completed its conversion (the Conversion) from a mutual holding company to a Delaware stock corporation (Equality Bancorp, Inc.) with Equality Bancorp Savings and Loan Association, F.A., changing its name to Equality Savings Bank (Equality Savings Bank). At the date of the Conversion, Equality Bancorp completed the sale of 1,322,500 shares of common stock, $.01 par value, at a price of $10.00 per share to the Association's depositors, Employee Stock Ownership
Plan, and minority stockholders in a subscription offering. Net proceeds from the sale of common stock were $11,112,371, after deducting $914,569 of offering expenses and $1,198,060 related to the sale of 119,806 shares to the Employee Stock Ownership Plan.

         In conjunction with the subscription offering, an additional 1,163,402 shares of common stock were issued by Equality Bancorp to convert 391,400 shares of the Association's common stock held by minority stockholders into common stock of Equality Bancorp.
Each share of common stock in the above transaction was converted into the right to receive 2.9724 shares of Equality Bancorp's common stock. All prior year per share data has been restated to give effect to this exchange of common stock.

         On December 28, 1999, the Bank converted from a federally chartered savings and loan association, regulated by the Office of Thrift Supervision, to a state chartered savings bank, regulated by the Missouri Division of Finance and the Federal Deposit Insurance Corporation. Equality Bancorp, a unitary thrift holding company, remains regulated by the Office of Thrift Supervision.

         BUSINESS. Equality Bancorp provides a full range of banking services to individual and corporate customers from its home office and five branch locations in the St. Louis area. In addition, Equality Bancorp provides mortgage lending services from two additional locations. Equality Bancorp is subject to competition from other financial institutions, is subject to the regulations of certain regulatory agencies, and undergoes periodic examinations by those regulatory authorities.

         BASIS OF FINANCIAL STATEMENT PRESENTATION. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In the normal course of business, Equality Bancorp encounters two significant types of risk: economic and regulatory. Economic risk is comprised of interest rate risk, credit risk and market risk. Equality Bancorp is subject to interest rate risk to the degree that its interest-bearing liabilities reprice on a different basis than its interest-earning assets. Credit risk is the risk of default on Equality Bancorp's loan and investment portfolios that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable, the value of Equality Bancorp's investment in real estate, and the value of Equality Bancorp's investment securities.

         Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. The determination of the allowance for loan losses is based on estimates that are particularly susceptible to changes in the economic environment and market conditions. This balance may be adjusted in the future based on such changes, or based on the results of regulatory examinations.

         PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Equality Bancorp, Inc. and its wholly-owned subsidiary, Equality Savings Bank. Equality Savings Bank has two wholly-owned subsidiaries, Equality Commodity Corporation and Equality Mortgage Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Equality Commodity Corporation operates under the name of Equality Insurance Agency and Flood Information Specialists and is a wholly-owned subsidiary of Equality Savings Bank. Equality Commodity Corporation's services and activities include sales of multiple lines of insurance to the general public and the issuance of flood plain certificates. Equality Mortgage Corporation operates as a mortgage banker and is a wholly-owned subsidiary of Equality Savings Bank.

         INVESTMENT AND MORTGAGE-BACKED SECURITIES. At the time of purchase, investment and mortgage-backed securities are classified as available for sale or held to maturity. Held to maturity securities are those securities which Equality Bancorp has the ability and intent to hold until maturity. All equity securities, and debt securities not classified as held to maturity, are classified as available for sale.

         Available for sale securities are recorded at fair value. Held to maturity securities are recorded at amortized cost, adjusted for the amortization of premiums or discounts.
Unrealized gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and reported as a separate component of stockholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific identification method.

         A decline in the fair value of any available for sale or held to maturity security below cost that is deemed to be other than temporary is charged to earnings and results in the establishment of a new cost basis for the security.

         LOANS RECEIVABLE AND RELATED FEES. Loans receivable, other than loans held for sale, are carried at cost because Equality Bancorp has both the intent and the ability to hold them for the foreseeable future. Mortgage loans held for sale are valued at the lower of cost or market, on an aggregate loan basis. Interest is credited to income as earned; however, interest receivable is accrued only if deemed collectible. Loans are placed on nonaccrual status when management believes that the borrower's financial condition, after consideration of economic conditions and collection efforts, is such that collection of interest is doubtful. A loan remains on nonaccrual status until the loan is current as to payment of both principal and interest and/or the borrower demonstrates the ability to pay and remain current.

         Equality Mortgage Corporation derives income primarily from the origination and subsequent sale of mortgage loans and from the servicing of mortgage loans. Equality Mortgage Corporation recognizes the fees charged as income upon receipt of proceeds from the sale of the mortgage from the investor. Mortgages are sold at such times as management deems appropriate. Equality Mortgage Corporation's activities are performed primarily in the St. Louis metropolitan area.

         Equality Mortgage Corporation capitalizes the cost of originated mortgage servicing rights retained as assets. The cost of the mortgage servicing rights is being amortized over periods ranging up to eight years using the straight-line method. A valuation allowance is established when the carrying value of the mortgage servicing rights exceeds the fair value.

         The allowance for loan losses is increased by provisions charged to expense and is reduced by loan charge-offs, net of recoveries. Management utilizes a systematic, documented approach in determining the appropriate level of the allowance for loan losses. Management's approach, which provides for general and specific valuation allowances, considers numerous factors including general economic conditions, loan portfolio composition, prior loss experience, independent appraisals and such other factors which, in management's judgment, deserve current recognition in estimating loan losses. Management believes the allowance for loan losses is adequate to absorb probable losses in the loan portfolio. While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require Equality Bancorp to increase the allowance for loan losses based on their judgment about information available to them at the time of their examination.

         PREMIUMS AND DISCOUNTS. Premiums and discounts on investment securities, mortgage-backed securities and purchased loans and unearned discounts on property improvement loans are amortized using the interest method over the period to maturity, adjusted for anticipated prepayments.

         FUNDS HELD FOR INVESTORS. Equality Mortgage Corporation holds funds belonging to investors in separate bank accounts which are offset by liabilities for escrow and other fiduciary funds. These funds and the related liabilities are not included in the consolidated balance sheets. These amounts totaled $3,004,227 and $2,931,756 at March 31, 2000 and 1999, respectively.

         At March 31, 2000 and 1999, escrow funds related to loans serviced by Equality Mortgage Corporation for Equality Savings
Bank totaled $565,420 and $537,434, respectively, and are included in savings deposits in the consolidated balance sheets.

         INVESTMENT IN REAL ESTATE. Investment in real estate includes real estate held for investment and real estate acquired through foreclosure.

         Real estate held for investment is recorded at the lower of cost, net of accumulated depreciation, or net realizable value.
Depreciation is charged to expense using the straight-line method over an estimated useful life of 30 years.

         Real estate acquired through foreclosure is initially recorded at fair value. If the fair value of the real estate declines subsequent to foreclosure, the difference is recorded as a valuation allowance through a charge to expense. Subsequent increases in fair value are recorded through a reversal of the valuation allowance. Expenses incurred in maintaining the properties are charged to expense.

         Profit on sales of real estate is recognized when title has passed, minimum down payment requirements have been met, the terms of any notes received are such to satisfy initial and continuing payment requirements, and Equality Bancorp is relieved of any requirement for continued involvement in the real estate.

         STOCK IN FEDERAL HOME LOAN BANK. Equality Bancorp, as a member of the Federal Home Loan Bank System administered by the Federal Housing Finance Board, is required to maintain an investment in the capital stock of the Federal Home Loan Bank of Des Moines (Federal Home Loan Bank System) in an amount equal to the greater of 1% of Equality Bancorp's total mortgage-related assets at the beginning of each year, 0.3% of Equality Bancorp's total assets at the beginning of each year or 5% of advances from the Federal Home Loan Bank System to Equality Bancorp. The stock is recorded at cost which represents redemption value.

         OFFICE PROPERTIES AND EQUIPMENT. Land is carried at cost. Office buildings and improvements, furniture and equipment and automobiles are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are charged to expense using the straight-line method over the estimated useful lives of the related assets. Useful lives are 10 to 50 years for office buildings and improvements, 7 to 10 years for furniture and equipment and 5 years for automobiles.

         INCOME TAXES. Equality Bancorp files a consolidated federal income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         RECLASSIFICATIONS. Certain reclassifications of 1999 and 1998 information have been made to conform with the 2000 presentation. Such reclassifications have no effect on previously reported net income.

         EARNINGS PER SHARE. Basic earnings per share was computed based upon weighted average common shares outstanding of 2,328,762, 2,371,240, and 2,414,131 for 2000, 1999, and 1998,
respectively. Diluted earnings per share was computed based upon weighted average common shares and dilutive potential common shares outstanding of 2,349,442, 2,404,607, and 2,443,395 for
2000, 1999, and 1998, respectively. Stock options are the only dilutive potential common shares.

         Earnings per share information for 1998 has also been adjusted to reflect the Conversion and the exchange of each share of common stock of Equality Bancorp Savings and Loan Association, F.A. for 2.9724 shares of Equality Bancorp's common stock. Only Employee Stock Ownership Plan shares committed to be released are considered outstanding for purposes of computing earnings per share. Employee Stock Ownership Plan shares totaling 78,499, 61,621, and 45,014 are considered outstanding for earnings per share calculation purposes at March 31, 2000, 1999, and 1998, respectively.

         TREASURY STOCK. The purchase of Equality Bancorp's common stock is recorded at cost. Any subsequent reissuance is recorded at the average cost basis of such common stock.

         SEGMENT INFORMATION. In 1999, Equality Bancorp adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, which established standards for the way that public enterprises report information about operating segments in annual financial statements. The services provided by Equality Bancorp are classified into two industry segments - retail banking and mortgage banking.

         The retail banking operations of Equality Bancorp are executed by Equality Savings Bank, while the mortgage banking operations are carried out by Equality Mortgage Corporation. Separate financial statements are maintained for each segment, which identifies each segment's assets and net income. Revenue from the retail banking segment is derived primarily from net interest revenue, which includes both interest income and expense. Revenue from the mortgage banking segment is derived primarily from the fee income generated from gain on sale of mortgage loans and loan servicing fees and late charges.

NOTE 2.  REGULATORY CAPITAL:

         As a result of Equality Savings Bank's charter change on December 28, 1999 from a federally-chartered thrift to a state-chartered savings bank, Equality Savings Bank is required to maintain specific amounts of regulatory capital under federal regulations. The capital regulations require institutions to have Tier 1 leverage capital equal to 4.0% of adjusted total assets (as defined by regulation), a minimum Tier 1 risk-based capital ratio of 4.0% of risk-based total assets, and a total risk-based capital ratio of 8.0% of risk-based assets (as defined by regulation).
The risk-based capital requirement is calculated based on the credit risk presented by both on-balance-sheet assets and off-balance-sheet commitments and obligations. Assets are assigned a credit-risk weighting based upon their relative risk ranging from 0% for assets backed by the full faith and credit of the United States or that pose no credit risk to the institution to 100% for assets such as delinquent or repossessed assets.

         Equality Savings Bank is also subject to the regulatory framework for prompt corrective action as established by the Federal Deposit Insurance Corporation Improvement Act. To be categorized as well-capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. At March 31, 2000, Equality Savings Bank is considered well capitalized.

          The actual and required capital amounts and ratios for Equality Savings Bank as of March 31, 2000 are as follows:

                                                                                 2000
                                          ---------------------------------------------------------------------------------
                                                                                                           TO BE WELL
                                                                                                        CAPITALIZED UNDER
                                                                                CAPITAL                 PROMPT CORRECTIVE
                                                  ACTUAL                     REQUIREMENTS               ACTION PROVISION
                                          ---------------------         ---------------------         ---------------------
                                          AMOUNT          RATIO         AMOUNT          RATIO         AMOUNT          RATIO
                                          ------          -----         ------          -----         ------          -----
                                                                        (DOLLARS IN THOUSANDS)
Total capital
   (to risk-weighted assets)..........   $24,508          15.17%       $12,928           8.00%       $16,160          10.00%

Tier 1 capital
   (to risk-weighted assets)..........    24,144          14.94          6,464           4.00          9,696           6.00

Tier 1 capital
   (to adjusted average assets).......    24,144           7.27         13,292           4.00         16,615           5.00
                                         =======          =====        =======          =====        =======          =====

          Management believes that under current regulations, Equality Savings Bank will continue to meet its minimum capital requirements in the foreseeable future. Events beyond the control of Equality Savings Bank could adversely affect future earnings and as a result, the ability of Equality Savings Bank to meet its future minimum capital requirements.

          As a result of the FDIC's first regular examination following Equality Savings Bank's conversion from a federally-chartered savings and loan association to a state-chartered savings bank on December 28, 1999, Equality Savings Bank entered into a Memorandum of Understanding with the FDIC and the Missouri Division of Finance on June 26, 2000. By signing the Memorandum of Understanding, Equality Savings Bank has agreed to take certain actions in response to concerns raised by the FDIC. The Memorandum of Understanding addresses: (1) the Board of Directors of Equality Savings Bank to assess Equality Savings Bank's management and staffing needs to ensure proper supervision of Equality Savings Bank's affairs; (2) Equality Savings Bank to review its earnings performance, to develop a written plan to improve earnings performance, and to prepare a revised 2001 budget reflecting remedial actions to improve Equality Savings Bank's earnings; (3) Equality Savings Bank to implement a suitable method for measuring and monitoring Equality Savings Bank's interest rate risk, establish interest rate risk parameters and provide for independent review of the validity of the assumptions, data and results of the method used; (4) Equality Savings Bank to develop a written funds management policy overseen by an Asset/Liability Committee, the membership of which shall include non-officer director representation and which shall report to the Board of Directors, and to establish goals and strategies for managing or improving Equality Savings Bank's interest rate risk profile; (5) Equality Savings Bank to maintain a Tier 1 Leverage Ratio of not less than 7% while the Memorandum of Understanding is in effect; (6) Equality Savings Bank to refrain from declaring or paying any dividends and/or management fees to Equality Bancorp without prior written regulatory approval; (7) Equality Savings Bank to present to the FDIC and the Missouri Division of Finance periodic updates concerning Equality Savings Bank's asset growth objectives, particularly in light of capital and liquidity needs; (8) Equality Savings Bank to provide a revised investment policy, modify certain investment practices and ensure the policy is implemented and followed; (9) Equality Savings Bank to develop an internal audit program and appoint an internal auditor who shall report to the Board of Directors; (10) Equality Savings Bank to take steps to correct and/or eliminate regulatory violations cited by the FDIC and the Missouri Division of Finance; (11) Equality Savings Bank to implement procedures to address regulatory concerns regarding the retail sale of nondeposit investment products by Equality Savings Bank; and
(12) Equality Savings Bank to submit periodic progress reports to the FDIC and the Missouri Division of Finance regarding Equality Savings Bank's compliance with the Memorandum of Understanding.

         The Memorandum of Understanding is not a formal supervisory action by the FDIC, but is an enforceable action. Failure to comply with the Memorandum of Understanding can lead to enforcement action. Equality Savings Bank believes that it can comply with the Memorandum of Understanding and is currently taking the necessary steps to do so. Compliance with the Memorandum of Understanding is not expected to have a materially adverse impact on the operations or the financial condition of Equality Savings Bank or Equality Bancorp. The Memorandum of Understanding will remain in effect until terminated by the Kansas City Regional Director of the FDIC.

         At March 31, 1999, Equality Savings Bank was subject to the capital regulations of the Office of Thrift Supervision which, as a result of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, require savings institutions to have minimum tangible capital equal to 1.5% of total adjusted assets, a minimum 3% leverage (core capital) ratio, and an 8% risk-based capital ratio. The risk-based capital requirement is calculated based on the credit risk presented by both on-balance-sheet assets and off-balance-sheet commitments and obligations. Assets are assigned a credit-risk weighting based upon their relative risk ranging from 0% for assets backed by the full faith and credit of the United States or that pose no credit risk to the institution to 100% for assets such as delinquent or repossessed assets. As of March 31, 1999, Equality Savings Bank met all Office of Thrift Supervision capital requirements.

                                                                       1999
                                    --------------------------------------------------------------------------
                                                                    MINIMUM FOR              TO BE WELL
                                                                    OTS CAPITAL            CAPITALIZED FOR
                                                                     ADEQUACY             PROMPT CORRECTIVE
                                            ACTUAL                   PURPOSES             ACTION PROVISIONS
                                    --------------------     ----------------------    -----------------------
                                     RATIO       AMOUNT        RATIO       AMOUNT       RATIO         AMOUNT
                                     -----       ------        -----       ------       -----         ------
                                                             (DOLLARS IN THOUSANDS)
Stockholders' equity ratio
    to total assets..............     8.51%     $ 24,290
Unrealized gain on
    investment and
    mortgage-backed
    securities available
    for sale, net of tax.........                   (139)
                                     -----      --------

Tangible capital, and ratio
    to adjusted total assets.....     8.39        24,151        1.50%     $   4,319
Tier 1 (core) capital, and
    ratio to adjusted assets.....     8.39        24,151        3.00          8,637      5.00%       $  14,395
Tier 1 capital, and ratio to
    risk-weighted assets.........    24.77        24,151                                 6.00            5,849
Allowance for loan losses
    (general valuation
    allowance....................                    366
                                     -----      --------
                                     25.15%     $ 24,517        8.00          7,799     10.00            9,748
                                     =====      ========

      Total assets...............               $288,129

Adjusted total assets............                287,900

Risk-weighted assets.............                 97,483

NOTE 3.  INVESTMENT SECURITIES:

         The amortized cost and fair value of investment securities classified as available for sale at March 31, 2000 and 1999 are as follows:

                                                                        2000
                                      ------------------------------------------------------------------------

                                                               GROSS             GROSS
                                         AMORTIZED          UNREALIZED        UNREALIZED             FAIR
                                           COST                GAINS            LOSSES               VALUE
                                      --------------       ------------      ------------       --------------
U.S. Government and agency
    obligations.....................  $   68,716,508             33,780         3,944,668           64,805,620
Corporate obligations...............      58,012,955                 --         2,330,763           55,682,192
                                      --------------       ------------      ------------       --------------

       Total debt securities........     126,729,463             33,780         6,275,431          120,487,812

Marketable equity securities........          87,730                 --                --               87,730
                                      --------------       ------------      ------------       --------------
                                      $  126,817,193             33,780         6,275,431          120,575,542
                                      ==============       ============      ============       ==============

         Included in corporate obligations at March 31, 2000 is a $2,000,000 corporate security, with a fair value of $1,060,000 at March 31, 2000 and a maturity date of March 15, 2003, which was investment grade when originally purchased but has been subsequently downgraded below investment grade due to restructurings of the debt issuer and an accumulation of debt in the aggressive acquisition of businesses; however, the security continues to meet its interest payment obligations. Management believes the decline in fair value of this security is temporary. Equality Bancorp has the ability and it is management's intent to hold this security until maturity.

                                                                        1999
                                      ------------------------------------------------------------------------

                                                               GROSS             GROSS
                                         AMORTIZED          UNREALIZED        UNREALIZED             FAIR
                                           COST                GAINS            LOSSES               VALUE
                                      --------------       ------------      ------------       --------------
U.S. Government and agency
    obligations.....................  $   59,922,329            663,274            85,362           60,500,241
Corporate obligations...............      21,068,452              4,558            25,642           21,047,368
                                      --------------       ------------      ------------       --------------

       Total debt securities........      80,990,781            667,832           111,004           81,547,609

Marketable equity securities........          87,730                 --                --               87,730
                                      --------------       ------------      ------------       --------------
                                      $   81,078,511            667,832           111,004           81,635,339
                                      ==============       ============      ============       ==============

         The amortized cost and fair value of debt securities classified as available for sale at March 31, 2000, by contractual maturity, are as follows:

                                                              AMORTIZED                 FAIR
                                                                COST                    VALUE
                                                            --------------         --------------
Due in one year or less...................................  $    4,213,761              4,181,558
Due after one year through five years.....................      56,419,506             54,184,533
Due after five years through ten years....................      40,434,621             38,889,389
Due after ten years.......................................      25,661,575             23,232,332
                                                            --------------         --------------
                                                            $  126,729,463            120,487,812
                                                            ==============         ==============

         Proceeds from sales of investment securities during 2000, 1999, and 1998 were approximately $27.0 million, $41.5 million, and $50.7 million, respectively. During 2000, 1999, and 1998, gross gains of $38,662, $179,282, and $391,171, respectively, and gross losses of $85,108, $0, and $266,974, respectively, were recognized on these sales.

         The amortized cost and fair value of investment securities classified as held to maturity at March 31, 2000 and 1999 are as follows:


                                                               GROSS             GROSS
                                         AMORTIZED          UNREALIZED        UNREALIZED             FAIR
                                           COST                GAINS            LOSSES               VALUE
                                      --------------       ------------      ------------       --------------
U.S. Government and agency
    obligations
    2000............................  $      600,000                 --            52,000              548,000
    1999............................         600,000                 --            69,000              531,000
                                      ==============       ============      ============       ==============

         The investment security classified as held to maturity at March 31, 2000 matures on July 30, 2003.

NOTE 4.  MORTGAGE-BACKED SECURITIES:

         The amortized cost and fair value of mortgage-backed securities classified as available for sale at March 31, 2000 and 1999 are as follows:

                                                                        2000
                                      ------------------------------------------------------------------------
                                                               GROSS             GROSS
                                         AMORTIZED          UNREALIZED        UNREALIZED             FAIR
                                           COST                GAINS            LOSSES               VALUE
                                      --------------       ------------      ------------       --------------
Federal National
    Mortgage Association............  $   37,872,779                 --         1,532,626           36,340,153
Federal Home Loan
    Mortgage Corporation............      12,108,350                 --           422,130           11,686,220
Government National
    Mortgage Association............      16,844,498                 --           733,197           16,111,301
                                      --------------       ------------      ------------       --------------
                                      $   66,825,627                 --         2,687,953           64,137,674
                                      ==============       ============      ============       ==============

Weighted average interest rate at March 31         6.68%
                                                   ====

                                                                        1999
                                      ------------------------------------------------------------------------
                                                               GROSS             GROSS
                                         AMORTIZED          UNREALIZED        UNREALIZED             FAIR
                                           COST                GAINS            LOSSES               VALUE
                                      --------------       ------------      ------------       --------------
Federal National
    Mortgage Association............  $   49,511,993             84,140           231,294           49,364,839
Federal Home Loan
    Mortgage Corporation............      17,203,265              8,191            91,914           17,119,542
Government National
    Mortgage Association............      24,423,724             51,481           148,803           24,326,402
                                      --------------       ------------      ------------       --------------
                                      $   91,138,982            143,812           472,011           90,810,783
                                      ==============       ============      ============       ==============

Weighted average interest rate at March 31         6.28%
                                                   ====

         The amortized cost and fair value of mortgage-backed securities classified as available for sale at March 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities due to scheduled repayments and because borrowers have the right to prepay obligations with or without prepayment penalties. The following table does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.

                                                              AMORTIZED                 FAIR
                                                                COST                    VALUE
                                                            --------------         --------------
Due in one year or less...................................  $       29,253                 28,933
Due after one year through five years.....................       3,930,427              3,764,578
Due after five years through ten years....................       5,644,233              5,439,493
Due after ten years.......................................      57,221,714             54,904,670
                                                            --------------         --------------
                                                            $   66,825,627             64,137,674
                                                            ==============         ==============

         Proceeds from the sale of mortgage-backed securities during 2000, 1999, and 1998 were approximately $10.5 million, $26.5 million, and $10.0 million, respectively. During 2000, 1999, and 1998, gross gains of $40,012, $32,802, and $5,880, respectively, and gross losses of $36,600, $45,696, and $89,033, respectively, were recognized on these sales.

NOTE 5.  LOANS RECEIVABLE

                                                                 2000                   1999
                                                            --------------         --------------
Loans secured by real estate:
    Residential:
       One- to four-family:
          Conventional....................................  $   68,183,215             54,525,316
          Federal Housing Administration and
                 Veterans Administration..................      10,758,016             10,629,163
       Multi-family.......................................       1,342,797              1,429,600
    Commercial:...........................................       4,096,761              4,381,981
    Loans held for sale...................................       2,640,972              7,021,322
                                                            --------------         --------------

                 Total loans secured by real estate.......  $   87,021,761             77,987,382

    Commercial business...................................      14,475,913              9,642,046
    Loans secured by savings deposits.....................         256,856                254,014
    Property improvement..................................       1,633,263              1,481,520
    Automobiles...........................................       1,762,952              1,042,031
    Other.................................................         562,905                267,739
                                                            --------------         --------------

                 Total loans..............................     105,713,650             90,674,732

    Less:
       Deferred loan fees, net............................          20,809                 25,086
       Unearned discounts.................................          13,065                  4,999
       Allowance for loan losses..........................         364,047                366,032
       Valuation reserve on loans held for sale...........              --                 47,938
                                                            --------------         --------------

                                                            $  105,315,729             90,230,677
                                                            ==============         ==============
Weighted average interest rate at March 31................            7.77%                  7.63%
                                                            ==============         ==============

         Adjustable rate mortgages at March 31, 2000 and 1999 totaled approximately $44.3 million and $39.0 million, respectively.

         At March 31, 2000 and 1999, loans secured by real estate contractually delinquent 90 days or more totaled $626,484 and $700,889, respectively. Of these amounts, $387,879 and $485,574, respectively, were insured by the Federal Housing Administration or guaranteed by the Veterans Administration. No loans were deemed by management to be impaired at March 31, 2000, 1999 or 1998.

         Equality Mortgage Corporation had no commitments to sell loans at March 31, 2000 and $9.0 million in commitments to sell loans at March 31, 1999.

         Loans serviced by Equality Mortgage Corporation at March 31, 2000, 1999, and 1998 were $334,391,036, $369,247,163 and $340,054,031, respectively. Of these amounts, $249,382,195, $297,751,904 and $254,415,299 were serviced for unaffiliated institutions at March 31, 2000, 1999 and 1998, respectively.

         Activity in the allowance for loan losses is summarized as follows:

                                                           2000             1999              1998
                                                       -----------       -----------      -----------
Balance, beginning of year...........................  $   366,032           374,200          283,000
Provision charged to expense.........................           --                --          115,513
Charge-offs..........................................       (3,206)           (8,168)         (24,313)
Recoveries...........................................        1,221                --               --
                                                       -----------       -----------      -----------

Balance, end of year.................................  $   364,047           366,032          374,200
                                                       ===========       ===========      ===========

         Following is a summary of activity for 2000 of loans made to executive officers and directors or to entities in which such individuals had beneficial interest. Such loans were made in the normal course of business on substantially the same terms, including interest and collateral requirements, as those prevailing at the same time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present unfavorable features.

                  Balance at March 31, 1999..........................  $   1,429,747
                  New loans and advances.............................        296,650
                  Payments received..................................       (159,504)
                                                                       -------------

                  Balance at March 31, 2000..........................  $   1,566,893
                                                                       =============

NOTE 6.  MORTGAGE SERVICING RIGHTS:

         The activity in mortgage servicing rights is summarized as follows:

                                                        2000                 1999                 1998
                                                    ------------         ------------         ------------
Mortgage servicing rights:
    Balance at beginning of year.................   $  1,689,595              977,433              592,444
    Purchases....................................        466,253                   --                   --
    Originated...................................        290,858            1,392,501              768,801
    Amortization.................................       (632,055)            (680,339)            (383,812)
    Sales........................................       (540,883)                  --                   --
                                                    ------------         ------------         ------------

    Balance at end of year, before allowance.....      1,273,768            1,689,595              977,433
                                                    ------------         ------------         ------------

Allowance for impairment of mortgage servicing
    rights:
    Balance at beginning of year.................       (209,964)            (139,836)             (66,022)
    Reductions (additions).......................        209,964              (70,128)             (73,814)
                                                    ------------         ------------         ------------

    Balance at end of year.......................             --             (209,964)            (139,836)
                                                    ------------         ------------         ------------

    Mortgage servicing rights, net...............   $  1,273,768            1,479,631              837,597
                                                    ============         ============         ============

    Fair value of mortgage servicing rights......   $  2,654,000            2,597,000            1,513,000
                                                    ============         ============         ============

         The fair value was estimated based on quoted market prices for mortgage servicing rights of a similar nature. Note rate and loan type are the predominant characteristics used to evaluate the carrying and fair value of the capitalized mortgage servicing rights.

NOTE 7.  OFFICE PROPERTIES AND EQUIPMENT:

         Office properties and equipment are summarized as follows:

                                                                2000                    1999
                                                            --------------         --------------
Land......................................................  $    1,885,358              1,583,358
Office buildings and improvements.........................       5,070,900              4,427,565
Furniture and equipment...................................       2,820,069              2,449,769
Automobiles...............................................          63,365                 63,365
Property held for future expansion........................         742,726              1,133,574
                                                            --------------         --------------
                                                                10,582,418              9,657,631

Less accumulated depreciation and amortization............       3,647,303              3,206,274
                                                            --------------         --------------
                                                            $    6,935,115              6,451,357
                                                            ==============         ==============

         Depreciation and amortization expense for 2000, 1999, and 1998 was $441,029, $237,834, and $272,470, respectively.

         Equality Savings Bank is obligated under a certain noncancellable lease on a property which expires on April 8, 2009. The future minimum lease payments under this lease total $90,000 per year for the next 9 years.

NOTE 8.  ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS:

         Accrued interest receivable and other assets are summarized as follows:

                                                                 2000                  1999
                                                             ------------           -----------
Accrued interest receivable:
    Loans receivable......................................   $    611,426               461,779
    Interest-bearing deposits.............................             --                 4,008
    Investment securities.................................      1,605,505               927,600
    Mortgage-backed securities............................        497,096               594,483
                                                             ------------           -----------

       Total accrued interest receivable..................      2,714,027             1,987,870

Accounts receivable.......................................      1,090,011               296,977
Prepaid expenses..........................................        233,022               164,946
Other  ...................................................        360,819               275,827
                                                             ------------           -----------
                                                             $  4,397,879             2,725,620
                                                             ============           ===========

NOTE 9.  SAVINGS DEPOSITS:

         Savings deposits are summarized as follows:

                                               2000                                        1999
                             ----------------------------------------      ------------------------------------
                                              WEIGHTED                                                 WEIGHTED
                                               AVERAGE        PERCENT                      AVERAGE      PERCENT
                                              INTEREST       OF TOTAL                     INTEREST     OF TOTAL
                                AMOUNT          RATE          SAVINGS         AMOUNT        RATE        SAVINGS
                                ------          ----          -------         ------        ----        -------
Demand deposits:
    Checking...............  $ 19,054,570         1.23%         13.6%      $ 16,082,858       1.13%        12.5%
    Passbook savings.......    20,073,849         2.51          14.2         20,766,651       2.51         16.1
    Money market...........    12,459,248         4.34           8.8          8,236,660       4.31          6.4
                             ------------      -------        ------       ------------      -----       ------

Total demand deposits......    51,587,667         2.44          36.6         45,086,169       2.34         35.0
                             ------------      -------        ------       ------------      -----       ------

Certificates of deposit:
    Negotiated rate
       ($100,000 or more)..     1,598,807         5.84           1.1          2,111,581       5.79          1.6
    Other..................    87,698,770         5.51          62.3         81,756,076       5.45         63.4
                             ------------      -------        ------       ------------      -----       ------

Total certificates of
    deposit................    89,297,577         5.52          63.4         83,867,657       5.46         65.0
                             ------------      -------        ------       ------------      -----       ------

                             $140,885,244         4.39%        100.0%      $128,953,826       4.37%       100.0%
                             ============      =======        ======       ============      =====       ======

         Certificates of deposit by interest rate ranges are as follows:

                                                    2000                                 1999
                                      -------------------------------      -------------------------------
                                                          WEIGHTED                             WEIGHTED
                                                           AVERAGE                              AVERAGE
                                          AMOUNT            RATE                AMOUNT           RATE
                                      --------------      --------           ------------      --------
3.00% to 3.99%......................  $       16,680         3.00%           $     16,307         3.00%
4.00% to 4.99%......................      24,331,202         4.62              17,288,243         4.59
5.00% to 5.99%......................      35,357,419         5.48              49,392,324         5.40
6.00% to 6.99%......................      28,850,239         6.23              13,634,306         6.26
7.00% to 7.99%......................         164,269         7.00               2,981,837         7.00
8.00% and greater...................         577,768         9.74                 554,640         9.75
                                      --------------       ------            ------------        -----
                                      $   89,297,577         5.52%           $ 83,867,657         5.46%
                                      ==============       ======            ============        =====

         Certificates of deposit at March 31, 2000 and 1999 are scheduled to mature as follows:

                                                    2000                                 1999
                                      -------------------------------      -------------------------------
                                                            PERCENT                             PERCENT
                                          AMOUNT           OF TOTAL            AMOUNT          OF TOTAL
                                      --------------     ------------      --------------    -------------
Within one year.....................  $   34,466,576        38.6%          $   46,478,826        55.4%
Second year.........................      25,803,920        28.9               12,329,265        14.7
Third year..........................      14,419,530        16.1                4,943,112         5.9
Fourth year.........................       7,312,317         8.2               13,108,564        15.6
Thereafter..........................       7,295,234         8.2                7,007,890         8.4
                                      --------------       -----           --------------       -----

                                      $   89,297,577       100.0%          $   83,867,657       100.0%
                                      ==============       =====           ==============       =====

         Interest expense on savings deposits by type is summarized as follows:

                                                        2000                  1999                 1998
                                                    ------------           ----------           ----------
Checking and money market demand.................   $    648,195              431,004              342,468
Passbook savings.................................        522,725              506,352              663,498
Certificates of deposit..........................      4,425,539            4,520,790            4,627,726
                                                    ------------            ---------            ---------
                                                    $  5,596,459            5,458,146            5,633,692
                                                    ============            =========            =========

NOTE 10.  BORROWED MONEY:

         Borrowed money at March 31, 2000 and 1999 is summarized as follows:

                                                    2000                                 1999
                                      -------------------------------      -------------------------------
                                                          WEIGHTED                             WEIGHTED
                                                           AVERAGE                              AVERAGE
                                                          INTEREST                             INTEREST
                                          AMOUNT            RATE               AMOUNT            RATE
                                      --------------    -------------      --------------    -------------
Note payable to bank................  $    1,694,534       2.25%           $    1,825,783         2.25%
Advances from the Federal Home
    Loan Bank System:
Due in 2000.........................      76,000,000       6.08                        --          --
Due in 2001.........................      25,000,000       6.88                        --          --
Due in 2003, repaid.................              --        --                 71,000,000         5.35
Due in 2008.........................      49,500,000       5.28                23,000,000         5.22
Due in 2009, repaid.................              --        --                 26,500,000         5.22
Due in 2013.........................       9,240,626       6.00                 9,684,267         6.00
                                      --------------       ----            --------------         ----
                                      $  161,435,160       5.91%           $  132,010,050         5.35%
                                      ==============       ====            ==============         ====

         At March 31, 2000, callable advances at the Federal Home Loan Bank System, all of which are due in 2008, are as follows:

                      Presently callable            $           --
                      2001                              26,500,000
                      2002                                      --
                      2003                              23,000,000
                                                    --------------
                                                    $   49,500,000
                                                    ==============

         The note payable to bank, which is tied to average collected funds of Equality Mortgage Corporation on deposit at such bank, is due April 24, 2000. Investment securities with an amortized cost of $4,682,018 and a fair value of $4,048,447 secure the note payable to bank at March 31, 2000.

         Federal Home Loan Bank System advances are secured under a blanket agreement which assigns all Federal Home Loan Bank System stock, certain investment securities equal to 105% of the outstanding advances balance and mortgage loans equal to 130% of the outstanding advances balance. Investment securities with an amortized cost of $127,132,254 and a fair value of $119,544,754 are pledged to secure advances from the Federal Home Loan Bank System at March 31, 2000. Equality Savings Bank maintains a line of credit of approximately $12,332,000 available from the Federal Home Loan Bank System of Des Moines at March 31, 2000.

NOTE 11.  INCOME TAXES:

         Prior to 1997, if certain conditions were met, savings and loan associations and savings banks were allowed special bad debt deductions in determining taxable income based on either specified experience formulas or on a percentage of taxable income before such deduction. Bad debt deductions in excess of actual losses were tax-preference items, and were subject to a minimum tax.

         The special bad debt deduction accorded thrift institutions is covered under Section 593 of the Internal Revenue Code (IRC). On August 20, 1996, the Small Business Job Protection Act of 1996 (the Act) was signed into law. The Act included the repeal of certain portions of Section 593 effective for tax years beginning after December 31, 1995. As a result, Equality Savings Bank is no longer allowed a percentage method bad debt deduction. The repeal of the thrift reserve method generally requires thrift institutions to recapture into income the portion of tax bad debt reserves accumulated since 1987 (base year reserve). The recapture at Equality Savings

Bank began in the tax year ended March 31, 1999 and will continue ratably through the tax year ending March 31, 2004. At March 31, 2000, Equality Savings Bank had bad debts deducted for tax purposes in excess of the base year reserve of approximately $163,000. Equality Savings Bank has recognized a deferred income tax liability on this amount.

         Certain events covered by IRC Section 593(e), which was not repealed, will trigger a recapture of the base year reserve. The base year reserve of thrift institutions would be recaptured if a thrift ceases to qualify as a "bank" for federal income tax purposes. The base year reserves of thrift institutions also remain subject to income tax penalty provisions which, in general, require recapture upon certain stock redemptions of, and excess distributions to, stockholders. At March 31, 2000, retained earnings included approximately $2.6 million of base year reserves for which no deferred federal income tax liability has been recognized.

         The composition of income tax expense for 2000, 1999, and 1998 is as follows:

                                                        2000                 1999                 1998
                                                    ------------         ------------         ------------
Current:
Federal..........................................   $    737,870              499,690              613,427
State............................................         78,244               45,397               69,277
                                                    ------------         ------------         ------------
Total current....................................        816,114              545,087              682,704

Deferred.........................................        (77,570)             162,560               94,964
                                                    ------------         ------------         ------------
Total income tax expense.........................   $    738,544              707,647              777,668
                                                    ============         ============         ============

         Applicable income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate of 34% for the reasons noted in the table below:

                                                        2000                 1999                 1998
                                                    ------------         ------------         ------------
Tax at statutory federal income tax rate.........   $    642,754              624,555              685,724
State income tax, net of federal tax benefit.....         51,641               29,962               45,723
Other, net.......................................         44,149               53,130               46,221
                                                    ------------         ------------         ------------
                                                    $    738,544              707,647              777,668
                                                    ============         ============         ============

         The components of deferred tax assets and deferred tax liabilities at March 31, 2000 and 1999 were as follows:

                                                                 2000                  1999
                                                             ------------           -----------
Deferred tax assets:
     Available for sale securities........................   $  3,482,546                    --
     General loan loss allowance..........................        135,134               135,871
     Deferred compensation................................         86,329                72,871
     Excess servicing gains...............................          8,747                11,605
     Other................................................            890                 1,553
                                                             ------------           -----------

     Total deferred tax assets............................      3,713,646               221,900
                                                             ------------           -----------

Deferred tax liabilities:
     Tax depreciation in excess of that recorded for
       book purposes......................................        237,309               221,266
     Federal Home Loan Bank System stock dividends........        154,162               154,162
     Allowance for loan losses in excess
       of base-year reserve...............................         55,437                69,296
     Mortgage servicing rights............................        469,337               545,057
     Available for sale securities........................             --                89,165
     Other................................................         21,464                16,297
                                                             ------------           -----------

     Total deferred tax liabilities.......................        937,709             1,095,243
                                                             ------------           -----------

     Net deferred tax asset (liability)...................   $  2,775,937              (873,343)
                                                             ============           ===========

         The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Equality Bancorp will realize the benefits of these temporary differences at March 31, 2000 and, therefore, has not established a valuation reserve.

NOTE 12. EMPLOYEE STOCK OWNERSHIP PLAN, STOCK OPTION AND INCENTIVE PLAN, MANAGEMENT RECOGNITION PLAN, OFFICERS RETIREMENT PLAN AND 401(k) PLAN:

         During 1993, Equality Bancorp established an employee stock ownership plan for the exclusive benefit of participating employees. Employees age 21 or older who have completed one year of service are eligible to participate. The Employee Stock Ownership Plan is to be funded by contributions made in cash or common stock.

         In connection with the mutual holding company conversion, the Employee Stock Ownership Plan purchased 26,600 shares (3.2% of total shares issued) of the Association's common stock at a subscription price of $10.00 per share using funds loaned by a third party. As a result of the Conversion, these Employee Stock Ownership Plan shares were converted into 79,065 shares based on the Exchange Ratio. In connection with the Conversion, the Employee Stock Ownership Plan purchased an additional 119,806 shares of common stock at a subscription price of $10.00 per share using funds loaned by Equality Bancorp. During 1998, the third party loan was repaid and added to the Equality Bancorp loan which is being repaid with level principal payments over 10 years. All shares are held in a suspense account for allocation among the participants as the loan is repaid. Shares released from the suspense account are allocated among the participants based upon their pro rata annual compensation. The purchases of the shares by the Employee Stock Ownership Plan were recorded by Equality Bancorp as unearned Employee Stock Ownership Plan shares in a contra equity account. As Employee Stock Ownership Plan shares are committed to be released to compensate employees, the contra equity account is reduced and Equality Bancorp recognizes compensation expense equal to the fair market value of the shares committed to be released. Dividends on allocated Employee Stock Ownership Plan shares are recorded as a reduction of retained earnings; dividends on unallocated Employee Stock Ownership Plan shares are recorded as a reduction of debt.

Compensation expense related to the Employee Stock Ownership Plan totaled $119,368, $187,784, and $67,142 for 2000, 1999, and 1998, respectively.

         The Employee Stock Ownership Plan shares as of March 31, 2000 are as follows:

                  Allocated shares                               78,499
                  Unreleased shares                             120,372
                                                            -----------
                      Total Employee Stock
                         Ownership Plan shares                  198,871
                                                            -----------
                  Fair value of unreleased shares           $   782,418
                                                            ===========

         In connection with the mutual holding company conversion, Equality Bancorp adopted the 1993 Stock Option and Incentive Plan which provided for the granting of options for a maximum of 38,000 shares of common stock at $10.00 per share to directors and key officers. As a result of the Conversion, the stock options and the price per share were converted based on the Exchange Ratio.

         Equality Bancorp accounts for stock-based compensation under the stock option plan in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense as the exercise price of employee stock options equals the market price of the underlying stock on the date of grant.

         Information on Equality Bancorp's stock options is summarized as follows:

                                                                           AVERAGE             PER SHARE
                                                                            PRICE               OPTION
                                                          SHARES          PER SHARE           PRICE RANGE
                                                          ------          ---------           -----------
Outstanding and exercisable at
    March 31, 1997...................................      112,951         $   3.73            3.36-4.37
Exercised............................................       19,953             3.45            3.36-4.37

Outstanding and exercisable at
    March 31, 1998...................................       92,998             3.79            3.36-4.37
Exercised............................................       13,938             3.61            3.36-4.37

Outstanding and exercisable at
    March 31, 1999...................................       79,060             3.82            3.36-4.37
Exercised............................................       24,301             3.43            3.36-4.37
Forfeitures..........................................         (551)            3.91            3.36-4.37
Options granted......................................       26,850            13.02           8.00-13.90
                                                          --------         --------           ----------

Outstanding and exercisable at
    March 31, 2000...................................       81,058         $   7.00           3.36-13.90
                                                          ========         ========           ==========

         The number of options granted that are not exercisable as of March 31, 2000 were 111,400.

         In conjunction with the conversion, Equality Bancorp established a management recognition plan (the Management Recognition Plan) which acquired 65,550 shares of common stock during 1999 at an average price of $11.28 per share. The Management Recognition Plan provides that such common stock can be issued to employees in key management positions to encourage such employees to remain with Equality Bancorp. Interest in the Management Recognition Plan for each participant vests over a five year period. Compensation expense related to vesting in the Management Recognition Plan totaled $147,816 for 2000 and $120,131 for 1999.

         Equality Bancorp maintains a retirement plan for certain officers. Upon retirement at age 65, each participating officer will receive $50,000 on an annual basis for a period of 10 years following retirement. Benefits to be paid for future service will be accrued over the remaining period of service of each officer. The plan has been funded through the purchase of life insurance contracts on each officer. The cash surrender value of the life insurance contracts totaled $211,783 and $121,636 at March 31, 2000 and 1999, respectively, and is included in other assets in the consolidated balance sheet. The related accrued liability totaled $136,386 and $87,600 at March 31, 2000 and 1999, respectively. Compensation expense related to the plan totaled $39,271 for 2000, 1999 and 1998.

         Equality Bancorp sponsors a defined contribution plan qualifying under Section 401(k) of the Internal Revenue Code. Participants may designate up to 15% of their annual compensation as their contribution to the plan, which is partially matched by Equality Bancorp. Compensation expense related to the plan totaled $26,442, $24,459, and $27,064 for 2000, 1999, and 1998, respectively.

NOTE 13.  DISCLOSURES ABOUT FINANCIAL INSTRUMENTS:

         Equality Bancorp is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments, which are solely made up of commitments to extend credit, may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contractual amounts of these instruments reflect the extent of involvement Equality Bancorp has in this particular class of financial instruments.

         Equality Bancorp's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. Equality Bancorp uses the same credit policies in making commitments as they do for financial instruments recorded in the consolidated balance sheets.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. At March 31, 2000 and 1999, Equality Bancorp had outstanding commitments to extend credit of $5.5 million and $4.8 million, respectively. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Equality Bancorp evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by Equality Bancorp upon extension of credit, is based on management's credit evaluation of the counterparty.

         A summary of the carrying amounts and fair values of Equality Bancorp's financial instruments at March 31, 2000 and 1999 is as follows:

                                                  2000                                   1999
                                    -------------------------------         ------------------------------
                                         CARRYING         FAIR                 CARRYING          FAIR
                                          AMOUNT          VALUE                 AMOUNT           VALUE
                                          ------          -----                 ------           -----
ASSETS

Cash, primarily interest-
    bearing demand deposits......... $    9,080,509      9,080,509             6,449,613        6,449,613
Interest-bearing deposits...........        198,000        197,427             1,085,000        1,105,697
Investment securities...............    121,175,542    121,123,542            82,235,339       82,166,339
Mortgage-backed securities..........     64,137,674     64,137,674            90,810,783       90,810,783
Loans receivable....................    105,315,729    103,618,960            90,230,677       90,929,267
Stock in Federal Home Loan
    Bank............................      7,987,100      7,987,100             6,911,100        6,911,100
Accrued interest receivable.........      2,714,027      2,714,027             1,987,870        1,987,870
                                     --------------    -----------           -----------      -----------
                                     $  310,608,581    308,859,239           279,710,382      280,360,669
                                     ==============    ===========           ===========      ===========

LIABILITIES

Savings deposits.................... $  140,885,244    140,885,244           128,953,826      131,196,066
Accrued interest payable
    on savings deposits.............        147,711        147,711               200,280          200,280
Borrowed money......................    161,435,160    160,145,915           132,010,050      133,302,453
Advance payments by
    borrowers for taxes
    and insurance...................         35,800         35,800                69,634           69,634
                                     --------------    -----------           -----------      -----------
                                     $  302,503,915    301,214,670           261,233,790      264,768,433
                                     ==============    ===========           ===========      ===========

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

         CASH, PRIMARILY INTEREST-BEARING DEMAND DEPOSITS. For cash, primarily interest-bearing demand deposits, the carrying amount is a reasonable estimate of fair value, as such instruments reprice in a short time period.

         INTEREST-BEARING DEPOSITS. The fair value of interest-bearing deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturity.

         INVESTMENT AND MORTGAGE-BACKED SECURITIES. Fair values are based on quoted market prices or dealer quotes.

         LOANS RECEIVABLE. Fair values are estimated for portfolios of loans receivable with similar financial characteristics. Loans are segregated by type such as residential, commercial and consumer. Each loan receivable category is further segmented into fixed and adjustable rate interest terms. The fair value of loans receivable is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates equal to rates at which loans, similar in type, would be originated at March 31, 2000 and 1999. Estimated maturities are based upon the average remaining contractual lives for each loan receivable classification.

          STOCK IN FEDERAL HOME LOAN BANK. Fair value is equal to cost, which represents redemption value.

         ACCRUED INTEREST RECEIVABLE, ACCRUED INTEREST PAYABLE ON SAVINGS DEPOSITS, AND ADVANCE PAYMENTS BY BORROWERS FOR TAXES AND INSURANCE. For accrued interest receivable, accrued interest payable on savings deposits and advance payments by borrowers for taxes and insurance, the carrying amount is a reasonable estimate of fair value because of the short maturity for these financial instruments.

         SAVINGS DEPOSITS. The fair value of savings deposits with no stated maturity is equal to the amount payable on demand. The fair value of time deposits is based on the discounted value of contractual cash flows, but will not be less than carrying value. The discount rate is estimated using the rates currently offered for savings deposits of similar remaining maturities.

         BORROWED MONEY. The fair value of borrowed money is based on the discounted value of contractual cash flows. The discount rate is estimated using rates on borrowed money with similar remaining maturities.

         The fair value estimates provided are made at a point in time based on market information and information about the financial instruments. Because no market exists for a portion of Equality Bancorp's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the fair value estimates.

NOTE 14.  INDUSTRY SEGMENT INFORMATION:

         The business segment results which follow are consistent with Equality Bancorp's internal reporting system which is consistent, in all material respects, with generally accepted accounting principles.

                                                                        2000
                                     --------------------------------------------------------------------------
                                         EQUALITY                 EQUALITY
                                          SAVINGS                 MORTGAGE           CORPORATE
                                           BANK                  CORPORATION        AND OTHERS         TOTAL
                                     ---------------             -----------        ----------         -----
Balance sheet information:
    Investment and mortgage-
      backed securities..........    $   185,225,486                     --              87,730     185,313,216
    Loans receivable, net........        103,756,961              2,627,907          (1,069,139)    105,315,729
    Total assets.................        320,923,750              5,420,707          (3,009,150)    323,335,307
    Savings deposits.............        141,725,442                     --            (840,198)    140,885,244
    Stockholders' equity.........         18,857,512              2,374,382          (1,306,892)     19,925,002
                                     ===============            ===========         ===========     ===========


                                   - 32 -


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONT'D

Statement of income
    information:
      Total interest income......    $    20,603,889                532,011             (92,448)      21,043,452
      Total interest expense.....         14,404,790                352,869            (396,509)      14,361,150
                                     ---------------            -----------         -----------      -----------

      Net interest income........          6,199,099                179,142             304,061        6,682,302

    Provision for losses on loans                 --                     --                  --               --
    Noninterest income...........            367,152              2,672,139             267,374        3,306,665
    Noninterest expense..........          4,718,057              2,673,927             706,529        8,098,513
    Income tax expense...........            685,245                 69,168             (15,869)         738,544
                                     ---------------            -----------         -----------      -----------
      Net income (loss)..........    $     1,162,949                108,186            (119,225)       1,151,910
                                     ===============            ===========         ===========      ===========

    Capital expenditures.........    $       908,206                  9,355               7,226          924,787
                                     ===============            ===========         ===========      ===========

                                                                        1999
                                     ---------------------------------------------------------------------------
                                         EQUALITY                 EQUALITY
                                          SAVINGS                 MORTGAGE           CORPORATE
                                           BANK                  CORPORATION        AND OTHERS         TOTAL
                                     ---------------             -----------        ----------         -----
Balance sheet information:
    Investment and mortgage-
      backed securities..........    $   172,985,392                     --              87,730      173,046,122
    Loans receivable, net........         87,676,452              6,968,384          (4,414,159)      90,230,677
    Total assets.................        285,539,615              9,243,476          (6,345,917)     288,437,174
    Savings deposits.............        130,028,064                     --          (1,074,238)     128,953,826
    Stockholders' equity.........         24,290,744              2,272,196            (955,210)      25,607,730
                                     ===============            ===========         ===========      ===========

Statement of income
    information:
      Total interest income......    $    17,012,620                924,685            (378,884)      17,558,421
      Total interest expense.....         12,417,420                635,835            (701,827)      12,351,428
                                     ---------------            -----------         -----------      -----------
      Net interest income........          4,595,200                288,850             322,943        5,206,993

    Provision for losses on loans                 --                     --                  --               --
    Noninterest income...........            863,796              3,477,136            (103,700)       4,237,232
    Noninterest expense..........          3,949,862              3,066,286             591,150        7,607,298
    Income tax expense...........            406,449                272,823              28,375          707,647
                                     ---------------            -----------         -----------      -----------

      Net income (loss)..........    $     1,102,685                426,877            (400,282)       1,129,280
                                     ===============            ===========         ===========      ===========

    Capital expenditures.........    $     1,010,704                104,200                  --        1,114,904
                                     ===============            ===========         ===========      ===========



                                   - 33 -

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONT'D

                                                                          1998
                                     -----------------------------------------------------------------------------
                                         EQUALITY                EQUALITY
                                          SAVINGS                MORTGAGE            CORPORATE
                                           BANK                 CORPORATION         AND OTHERS           TOTAL
                                     ---------------            -----------         ----------           -----
Statement of income
    Information
      Total interest income......    $    14,345,013                810,591            (475,294)        14,680,310
      Total interest expense.....          9,707,997                530,656            (513,271)         9,725,382
                                     ---------------           ------------         -----------      -------------
      Net interest income........          4,637,016                279,935              37,977          4,954,928

    Provision for losses on loans            115,513                     --                  --            115,513
    Noninterest income...........            554,469              2,489,439            (162,424)         2,881,484
    Noninterest expense..........          3,209,980              2,407,612              86,473          5,704,065
    Income tax expense...........            635,257                141,087               1,324            777,668

      Net income (loss)..........    $     1,230,735                220,675            (212,244)         1,239,166
                                     ===============           ============         ===========      =============
    Capital expenditures.........    $     2,790,356                122,810                  --          2,913,166
                                     ===============           ============         ===========      =============

NOTE 15.  CONTINGENCIES:

         Equality Bancorp is involved in various litigation arising in the ordinary course of business. In the opinion of management, at the present time, disposition of the suits and claims will not have a material effect on the financial position of the Company.

NOTE 16.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

         Selected quarterly financial data for 2000 and 1999 is as follows:

                                                                    QUARTER ENDED
                                      ------------------------------------------------------------------------
                                        JUNE 30,         SEPTEMBER 30,        DECEMBER 31,        MARCH 31,
                                          1999               1999                 1999              2000
                                       -----------    ------------------   ------------------   -------------
                                                    (THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)
   Total interest income.........      $     4,814           5,247               5,486               5,497
   Total interest expense........            3,206           3,500               3,673               3,982
                                       -----------        --------           ---------            --------

        Net interest income......            1,608           1,747               1,813               1,515

   Provision for losses on loans.               --              --                  --                  --
   Noninterest income............              851             758                 665               1,033
   Noninterest expense...........            2,044           2,068               2,038               1,949
                                       -----------        --------           ---------            --------

        Income before income tax
          expense................              415             437                 440                 599
   Income tax expense............              170             167                 175                 227
                                       -----------        --------           ---------            --------

        Net income...............      $       245             270                 265                 372
                                       ===========        ========           =========            ========

   Earnings per share:
      Basic......................      $      0.10            0.12                0.11                0.17
      Diluted....................             0.10            0.11                0.11                0.17
                                       ===========        ========           =========            ========



                                   - 34 -

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONT'D


                                                                    QUARTER ENDED
                                      ------------------------------------------------------------------------
                                        JUNE 30,         SEPTEMBER 30,        DECEMBER 31,        MARCH 31,
                                          1998               1998                 1998              1999
                                       -----------    ------------------   ------------------   -------------
                                                    (THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)
   Total interest income.........      $     4,361           4,343               4,426               4,428
   Total interest expense........            2,881           3,087               3,221               3,162
                                       -----------        --------         -----------          ----------

      Net interest income........            1,480           1,256               1,205               1,266

   Provision for losses on loans.               --              --                  --                  --
   Noninterest income............              836             970               1,273               1,158
   Noninterest expense...........            1,736           1,909               2,009               1,953
                                       -----------        --------         -----------          ----------

      Income before income tax
           expense...............              580             317                 469                 471
   Income tax expense............              229             120                 180                 179
                                       -----------        --------         -----------          ----------

           Net income............      $       351             197                 289                 292
                                       ===========        ========         ===========          ==========

   Earnings per share:
      Basic......................      $      0.15            0.08                0.12                0.13
      Diluted....................             0.15            0.08                0.12                0.12
                                       ===========        ========         ===========          ==========

NOTE 17.  CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY:

         The condensed balance sheet as of March 31, 2000 and 1999 and the related condensed statements of income and cash flows for the years ended March 31, 2000 and 1999 and from the date of inception through March 31, 1998 of Equality Bancorp are as follows:


                                                  CONDENSED BALANCE SHEETS

                                                                 2000                   1999
                                                             ------------            -----------
ASSETS

Cash...............................................        $        763,939              995,648
Investment in subsidiary...........................              18,857,512           24,290,744
Other assets.......................................                 429,763              497,290
                                                           ----------------          -----------
         Total assets..............................        $     20,051,214           25,783,682
                                                           ================          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Other liabilities..................................        $        126,212              175,952
Stockholders' equity...............................              19,925,002           25,607,730
                                                           ----------------          -----------

         Total liabilities and stockholders' equity        $     20,051,214           25,783,682
                                                           ================          ===========

                                   CONDENSED STATEMENTS OF INCOME

                                                        YEAR ENDED MARCH 31,             FOUR MONTHS
                                                        --------------------                ENDED
                                                                                          MARCH 31,
                                                        2000            1999                1998
                                                   -------------   -------------        -------------
REVENUE
Interest income..................................  $     112,480         134,243              34,007
Rental income....................................         70,750          46,800                  --
Dividends from subsidiary........................      1,000,000       1,000,000                  --
Other............................................          7,767             817                  --
                                                   -------------   -------------        ------------
                                                       1,190,997       1,181,860              34,007
                                                   -------------   -------------        ------------

EXPENSES
Legal............................................         57,277          81,193              12,183
Other............................................        135,101          74,072              13,393
                                                   -------------   -------------        ------------
                                                         192,378         155,265              25,576
                                                   -------------   -------------        ------------

         Income before equity in
            undistributed income of subsidiary...        998,619       1,026,595               8,431

Equity in undistributed income of subsidiary.....        153,291         102,685             486,138
                                                   -------------   -------------        ------------

         Net income..............................  $   1,151,910       1,129,280             494,569
                                                   =============   =============        ============


                                             CONDENSED STATEMENTS OF CASH FLOWS
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income........................................     $ 1,151,910         1,129,280            494,569
     Adjustments to reconcile net income to net
        cash used in operating activities:
           Equity in undistributed income
               of subsidiary...........................        (153,291)         (102,685)          (486,138)
           Depreciation expense........................          22,367            22,367                 --
           Amortization of Employee Stock
               Ownership Plan awards...................         144,905           188,522             84,473
           Amortization of stock awards................         147,816           120,131                 --
           (Decrease) increase in
               income taxes payable....................         (58,160)          162,184                 --
           Other, net..................................          55,836           (72,785)          (170,927)
                                                            -----------       -----------       ------------
               Net cash provided by (used in)
                 operating activities..................       1,311,383         1,447,014            (78,023)
                                                            -----------       -----------       ------------

Cash flows from investing activities -
     investment in subsidiary..........................              --                --        (10,000,000)
                                                            -----------       -----------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from stock offering......................              --                --         11,112,371
     Proceeds from exercise of stock options...........          82,061            60,733             68,916
     Purchase of treasury stock........................      (1,067,368)         (166,431)                --
     Purchase of stock for restricted stock awards.....              --          (739,456)                --
     Cash dividends paid...............................        (557,785)         (568,356)          (141,120)
                                                            -----------       -----------       ------------

        Net cash (used in) provided by financing
           activities..................................      (1,543,092)       (1,413,510)        11,040,167
                                                            -----------       -----------       ------------
        Net (decrease) increase in cash................        (231,709)           33,504            962,144
Cash at beginning of year..............................         995,648           962,144                 --
                                                            -----------       -----------       ------------
Cash at end of year....................................     $   763,939           995,648            962,144
                                                            ===========       ===========       ============

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                   SEPTEMBER 30,
                                                                                       2000
                                                                                  ---------------
ASSETS
Cash, primarily interest-bearing demand accounts.........................         $    24,286,095
Interest-bearing deposits................................................                  99,000
Investment securities:
    Available for sale, at fair value....................................              22,927,755
    Held to maturity, at amortized cost..................................                 600,000
Mortgage-backed securities available
    for sale, at fair value..............................................              58,914,090
Loans receivable, net....................................................             173,342,296
Investment in real estate................................................                  58,054
Stock in Federal Home Loan Bank..........................................               4,527,400
Mortgage servicing rights................................................                      --
Office properties and equipment, net.....................................               6,937,840
Deferred tax asset.......................................................                 998,075
Accrued interest receivable and other assets.............................               5,046,087
                                                                                  ---------------

       Total assets......................................................         $   297,736,692
                                                                                  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Savings deposits.........................................................         $   183,636,320
Accrued interest payable on savings deposits.............................                 113,291
Federal Home Loan Bank advances..........................................              90,508,648
Other borrowed money.....................................................               1,157,799
Advance payments by borrowers for taxes and
    insurance............................................................                  51,375
Income tax payable.......................................................                      --
Accrued expenses and other liabilities...................................                 658,809
                                                                                  ---------------

       Total liabilities.................................................             276,126,242
                                                                                  ---------------

COMMITMENTS AND CONTINGENCIES
Stockholders' equity
    Preferred stock, $.01 par value per share;
       200,000 shares authorized; none issued............................                      --
    Common stock, $.01 par value per share;
       4,000,000 shares authorized; 2,546,411
       shares issued.....................................................                  25,464
    Additional paid-in capital...........................................              16,202,266
    Retained earnings....................................................              10,612,294
    Accumulated other comprehensive loss.................................              (2,666,300)
    Treasury stock, at cost, 160,105 shares..............................              (1,246,136)
    Unamortized restricted stock awards..................................                (400,451)
    Unearned ESOP shares.................................................                (916,687)
                                                                                  ---------------

       Total stockholders' equity........................................              21,610,450
                                                                                  ---------------

       Total liabilities and stockholders' equity........................         $   297,736,692
                                                                                  ===============

See accompanying note to consolidated financial statements.

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                       THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                          SEPTEMBER 30,                      SEPTEMBER 30,
                                                 -------------------------------    -------------------------------
                                                     2000              1999             2000              1999
                                                 -------------    --------------    -------------    --------------
INTEREST INCOME
    Loans receivable...........................  $   2,407,879    $    1,913,816    $   4,589,682    $    3,738,333
    Investment securities......................      1,937,901         2,027,868        4,172,480         3,642,154
    Mortgage-backed securities.................      1,013,363         1,159,389        2,109,872         2,415,132
    Interest-bearing deposits..................         95,116            22,112          130,695            32,032
    Other......................................        117,793           123,826          247,555           233,459
                                                 -------------    --------------    -------------    --------------

       Total interest income...................      5,572,052         5,247,011       11,250,284        10,061,110
                                                 -------------    --------------    -------------    --------------

INTEREST EXPENSE
    Savings deposits...........................      2,105,297         1,364,772        3,818,995         2,738,455
    Advances from the Federal Home Loan Bank...      1,937,941         2,117,622        4,210,997         3,938,599
    Other borrowed money.......................         14,158            17,423           25,400            29,225
                                                 -------------    --------------    -------------    --------------

       Total interest expense..................      4,057,396         3,499,817        8,055,392         6,706,279
                                                 -------------    --------------    -------------    --------------

       Net interest income.....................      1,514,656         1,747,194        3,194,892         3,354,831
Provision for losses on loans..................        631,000                --          631,000                --
                                                 -------------    --------------    -------------    --------------

          Net interest income after provision
              for losses on loans..............        883,656         1,747,194        2,563,892         3,354,831
                                                 -------------    --------------    -------------    --------------

NONINTEREST INCOME
    Gain on sale of mortgage loans.............      1,921,536           264,088        2,165,880           595,221
    Loan servicing fees and late charges.......        190,152           303,735          439,304           614,858
    Gain (loss) on sale of investment and
       mortgage-backed securities available
       for sale................................     (2,716,878)          (21,807)      (2,716,704)            8,896
    Rental income..............................         41,877            45,490           84,103            81,816
    Other......................................        192,531           166,258          422,213           307,864
                                                 -------------    --------------    -------------    --------------

       Total noninterest income (expense)......       (370,782)          757,764          394,796         1,608,655
                                                 -------------    --------------    -------------    --------------

NONINTEREST EXPENSE
    Salaries and employee benefits.............      1,124,067         1,162,692        2,249,816         2,322,558
    Occupancy..................................        220,248           237,034          416,428           420,646
    Data processing............................        120,824           120,817          220,430           211,948
    Advertising................................         37,720            76,835          169,700           156,371
    Federal insurance premiums.................          8,038            18,783           15,245            37,295
    Other......................................        547,817           451,725        1,055,348           962,830
                                                 -------------    --------------    -------------    --------------

       Total noninterest expense...............      2,058,714         2,067,886        4,126,967         4,111,648
                                                 -------------    --------------    -------------    --------------

    Income (loss) before income tax expense
       (benefit)...............................     (1,545,840)          437,072       (1,168,279)          851,838
    Income tax expense (benefit)...............       (346,348)          166,865         (202,867)          336,305
                                                 -------------    --------------    -------------    --------------

          Net income (loss)....................     (1,199,492)          270,207         (965,412)          515,533
                                                 =============    ==============    =============    ==============

Basic earnings (loss) per share................  $        (.53)   $          .12    $        (.42)   $          .22
                                                 =============    ==============    =============    ==============

Diluted earnings (loss) per share..............  $        (.52)   $          .11    $        (.42)   $          .22
                                                 =============    ==============    =============    ==============

See accompanying note to consolidated financial statements.

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)




                                       COMMON STOCK          ADDITIONAL
                                  ----------------------       PAID-IN          RETAINED
                                    SHARES      AMOUNT         CAPITAL          EARNINGS
                                  ----------   ---------    -------------     ------------
Balance, March 31, 2000 .....     2,544,094     $25,441     $ 16,192,342      $ 11,849,449

Net loss ....................            --          --               --          (965,412)

Dividend paid on invested
    stock options ...........            --          --            6,318                --

Exercise of stock options ...         2,317          23            8,377                --

Purchase of treasury stock,
    at cost .................            --          --               --                --

Amortization of restricted
    stock awards ............            --          --               --                --

Amortization of ESOP awards .            --          --           (4,771)               --

Dividend declared
    on common stock
    at $.12 per share .......            --          --               --          (271,743)

Other comprehensive
    income (loss), net
    of tax ..................            --          --               --                --
                                  ---------     -------     ------------      ------------

Balance September 30, 2000 ..     2,546,411     $25,464     $ 16,202,266      $ 10,612,294
                                  =========     =======     ============      ============


                                   ACCUMULATED
                                   OTHER COM-                     UNAMORTIZED                              TOTAL
                                   PREHENSIVE                      RESTRICTED          UNEARNED            STOCK-
                                    INCOME         TREASURY           STOCK              ESOP             HOLDERS'
                                    (LOSS)           STOCK           AWARDS             SHARES             EQUITY
                                  -----------     -----------     ------------       ------------       ------------
Balance, March 31, 2000 .....     $(5,447,058)    $(1,233,799)    $   (471,509)      $  (989,864)       $ 19,925,002

Net loss ....................              --              --               --                --            (965,412)

Dividend paid on invested
    stock options ...........              --              --               --                --               6,318

Exercise of stock options ...              --              --               --                --               8,400

Purchase of treasury stock,
    at cost .................              --         (12,337)              --                --             (12,337)

Amortization of restricted
    stock awards ............              --              --           71,058                --              71,058

Amortization of ESOP awards .              --              --               --            73,177              68,406

Dividend declared
    on common stock
    at $.12 per share .......              --              --               --                --            (271,743)

Other comprehensive
    income (loss), net
    of tax ..................       2,780,758              --               --                --           2,780,758
                                  -----------     ------------    ------------       -----------        ------------

Balance September 30, 2000 ..     $(2,666,300)    $ (1,246,136)   $   (400,451)      $  (916,687)       $ 21,610,450
                                  ===========     ============    ============       ===========        ============

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                               SIX MONTHS ENDED SEPTEMBER 30,
                                                            -------------------------------------
                                                                2000                    1999
                                                            -------------           -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss).....................................  $    (965,412)                515,533
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
       Depreciation and amortization:
          Office properties and equipment.................        202,691                 209,815
          Premiums and discounts, net.....................       (691,924)               (589,215)
          Mortgage servicing rights.......................        197,461                 322,508
          Restricted stock awards.........................         71,058                  76,373
       Decrease (increase) in accrued interest receivable.      1,117,913                (737,632)
       Provision for losses on loans......................        631,000                      --
       Loss (gain) on sale of investment and mortgage-
          backed securities available-for-sale............      2,716,704                  (8,896)
       Decrease in accrued interest payable on savings
          deposits........................................        (34,420)                (41,981)
       Change in income tax payable.......................       (276,568)                (37,634)
       Other, net.........................................     (1,686,068)                (63,825)
    Origination and purchase of loans held for sale.......    (40,855,946)            (58,485,155)
    Proceeds from sales of loans held for sale............     40,298,106              58,589,886
                                                            -------------           -------------
              Net cash provided by (used in) operating
                 activities...............................        724,594                (250,223)
                                                            -------------           -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Net change in loans receivable........................    (67,015,268)             (8,506,253)
    Decrease in interest-bearing deposits.................         99,000                 590,000
    Principal repayments on investment securities, AFS....          1,609                   9,114
    Principal repayments on mortgage-backed
       securities, AFS....................................      4,639,744              12,582,326
    Proceeds from the sale of investment securities,
       AFS................................................     99,494,298               5,013,280
    Proceeds from the maturity of investment
       securities, AFS....................................      3,650,000              20,190,000
    Proceeds from the sale of mortgage-backed
       securities, AFS....................................      1,510,847               5,650,348
    Purchase of investment securities, AFS................     (3,875,780)            (60,884,425)
    Purchase of mortgage-backed securities, AFS...........             --              (5,300,430)
    Sale (purchase) of stock in Federal Home Loan
       Bank...............................................      3,459,700              (1,089,100)
    Purchase of office properties and equipment, net......       (205,416)               (748,254)
                                                            -------------           -------------
          Net cash provided by (used in) investing
              activities..................................     41,758,734             (32,493,394)
                                                            -------------           -------------



                                   - 41 -


(CONTINUED)                                                    SIX MONTHS ENDED SEPTEMBER 30,
                                                            -------------------------------------
                                                                2000                    1999
                                                            -------------           -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in savings deposits......................  $  42,751,076           $   1,374,328
    Proceeds from Federal Home Loan Bank advances.........             --              30,000,000
    Repayment of Federal Home Loan Bank
       advances...........................................    (69,231,978)               (218,502)
    Proceeds from (repayment of) other
       borrowed money.....................................       (536,735)              1,555,115
    Increase in advance payments by borrowers
       for taxes and insurance............................         15,575                  16,253
    Cash dividends paid...................................       (271,743)               (280,318)
    Purchase of treasury stock............................        (12,337)               (423,935)
    Proceeds from exercise of stock options...............          8,400                   3,300
                                                            -------------           -------------

          Net cash provided by (used in) financing
            activities....................................    (27,277,742)             32,026,241
                                                            -------------           -------------

              Net increase (decrease) in cash and cash
                 equivalents..............................     15,205,586                (717,376)

Cash and cash equivalents, beginning of period............      9,080,509               6,449,613
                                                            -------------           -------------

Cash and cash equivalents, end of period..................  $  24,286,095               5,732,237
                                                            =============           =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid.........................................  $   8,173,672               6,726,010
    Income taxes paid, net................................        518,606                 360,660

See accompanying note to consolidated financial statements.

EQUALITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                                   SIX MONTHS ENDED SEPTEMBER 30,
                                                            ----------------------------------------------
                                                                      2000                    1999
                                                            ----------------------    --------------------
Net income (loss)..................................         $      (965,412)                 515,533
Other comprehensive income (loss):
    Net unrealized gain (loss) on investment and
       mortgage-backed securities available-for-
       sale, net of tax............................               1,123,569               (1,517,979)
    Less adjustment for gain (loss) on sale of
       investment and mortgage-backed securities
       available-for-sale realized in net income, net
       of tax credit of $1,059,515 and tax of $3,469
       for the six months ended September 30,
       2000 and 1999, respectively.................              (1,657,189)                   5,427
                                                            ---------------           --------------

          Total other comprehensive income (loss)..               2,780,758               (1,523,406)
                                                            ---------------           --------------

Comprehensive income (loss)........................         $     1,815,346               (1,007,873)
                                                            ===============           ===============

See accompanying note to consolidated financial statements.

                           EQUALITY BANCORP, INC.
                              AND SUBSIDIARIES

            NOTE TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                     SIX MONTHS ENDED SEPTEMBER 30, 2000

NOTE A. BASIS OF PRESENTATION:

         The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

                                ALLEGIANT BANCORP, INC. AND EQUALITY BANCORP, INC.
                              UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                             AS OF SEPTEMBER 30, 2000
                                                  (IN THOUSANDS)

                                                                                                       PRO FORMA
                                                  ALLEGIANT         EQUALITY         PRO FORMA         COMBINED
                                                BANCORP, INC.     BANCORP, INC.     ADJUSTMENTS      CONSOLIDATED
                                                -------------     -------------     -----------      ------------
ASSETS
Cash and due from banks.......................   $    17,422      $    24,286       $    (2,547)(a)  $     39,161
Money market investments......................        15,632               99                              15,731
Investment securities
   Available-for-sale.........................        58,365           86,369                             144,734
   Held-to-maturity...........................         5,410              600                               6,010
                                                 -----------      -----------       -----------      ------------
   Total securities...........................        63,775           86,969                             150,744
Loans
   Commercial loans...........................       133,387           71,748           (51,800)(b)       153,335
   Real estate loans..........................       579,647           96,888            (1,500)(c)       675,035
   Retail loans...............................        27,636            5,698                              33,334
                                                 -----------      -----------       -----------      ------------
     Total loans..............................       740,670          174,334           (53,300)          861,704
       Allowance for loan losses..............        10,013              992                              11,005
                                                 -----------      -----------       -----------      ------------
     Net loans................................       730,657          173,342           (53,300)          850,699
Premises and equipment........................         9,827            6,938             1,400 (c)        18,165
Intangible assets.............................        11,012               --                              11,012
Other assets..................................        27,923            6,103                              34,026
                                                 -----------      -----------       -----------      ------------
     Total assets.............................   $   876,248      $   297,737       $   (54,447)     $  1,119,538
                                                 ===========      ===========       ===========      ============

LIABILITIES
Deposits
   Non-interest-bearing deposits..............   $    68,918      $    10,400       $                $     79,318
   Interest-bearing deposits..................       588,790          173,236               300 (c)       762,326
                                                 -----------      -----------       -----------      ------------
     Total deposits...........................       657,708          183,636               300           841,644
Short-term borrowings.........................       112,529           33,643           (51,800)(b)        94,372
Long-term debt................................        30,859           58,023            (1,400)(c)        87,482
Guaranteed preferred beneficial interests
   in subordinated debentures.................        17,250               --                              17,250
Other liabilities.............................         5,502              825            (1,174)(d)         5,153
                                                 -----------      -----------       -----------      ------------
     Total liabilities........................       823,848          276,127           (54,074)        1,045,901
                                                 -----------      -----------       -----------      ------------

SHAREHOLDERS' EQUITY
Common stock..................................            67               25                 2 (e)            94
Surplus.......................................        43,686           16,202              (607)(f)        59,281
Retained earnings.............................        14,427           10,612           (10,612)(g)        14,427
ESOP and MRP..................................            --           (1,317)            1,317 (h)            --
Treasury stock, at cost.......................        (5,615)          (1,246)            6,861 (i)            --
Accumulated other comprehensive income (loss).          (165)          (2,666)            2,666 (j)          (165)
                                                 -----------      -----------       -----------      ------------
     Total shareholders' equity...............        52,400           21,610              (373)           73,637
                                                 -----------      -----------       -----------      ------------
     Total liabilities and shareholders'
          equity..............................   $   876,248      $   297,737       $   (54,447)     $  1,119,538
                                                 ===========      ===========       ===========      ============


The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

                                ALLEGIANT BANCORP, INC. AND EQUALITY BANCORP, INC.
                           UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                                       PRO FORMA
                                                  ALLEGIANT         EQUALITY         PRO FORMA         COMBINED
                                                BANCORP, INC.     BANCORP, INC.     ADJUSTMENTS      CONSOLIDATED
                                                -------------     -------------     -----------      ------------
INTEREST INCOME
Interest and fees on loans...................    $    47,948      $     4,590       $     375 (k)    $     52,913
Interest on investment securities............          2,881            6,530                               9,411
Interest on money market investments.........             73              130                                 203
                                                 -----------      -----------       ---------        ------------
   Total interest income.....................         50,902           11,250             375              62,527

INTEREST EXPENSE
Interest on deposits.........................         21,803            3,819             (75)(k)          25,547
Interest on borrowings.......................          6,626            4,236             350 (k)          11,212
                                                 -----------      -----------       ---------        ------------
   Total interest expense....................         28,429            8,055             275              36,759
                                                 -----------      -----------       ---------        ------------
     Net interest income.....................         22,473            3,195             100              25,768
Provision for loan losses....................          2,300              631                               2,931
                                                 -----------      -----------       ---------        ------------
     Net interest income after provision
       for loan losses.......................         20,173            2,564             100              22,837

NON-INTEREST INCOME
Mortgage banking income......................            255            2,605                               2,860
Service charges on deposits..................            920              132                               1,052
All other income.............................          3,066              375                               3,441
Investment securities gains/(losses)--net.....           205           (2,717)                             (2,512)
                                                 -----------      -----------       ---------        ------------
   Total non-interest income.................          4,446              395                               4,841

NON-INTEREST EXPENSE
Salaries and other employee benefits.........          8,075            2,250                              10,325
Occupancy and equipment expense..............          2,429              416              35 (k)           2,880
All other expense............................          5,796            1,461                               7,257
                                                 -----------      -----------       ---------        ------------
   Total non-interest expense................         16,300            4,127              35              20,462
                                                 -----------      -----------       ---------        ------------

Income before tax............................          8,319           (1,168)             65               7,216
Income tax...................................          3,394             (203)             26 (l)           3,217
                                                 -----------      -----------       ---------        ------------
NET INCOME...................................    $     4,925      $      (965)      $      39        $      3,999
                                                 ===========      ===========       =========        ============

PER SHARE
Basic earnings per common share..............    $      0.81      $     (0.42)                       $       0.46
Diluted earnings per common share............           0.80            (0.42)                               0.46
Average common shares-basic..................      6,105,821        2,285,705                           8,661,239
Average common shares-diluted................      6,133,655        2,370,419                           8,783,783

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

                                ALLEGIANT BANCORP, INC. AND EQUALITY BANCORP, INC.
                           UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
                                       FOR THE YEAR ENDED DECEMBER 31, 1999
                               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                                       PRO FORMA
                                                  ALLEGIANT         EQUALITY         PRO FORMA         COMBINED
                                                BANCORP, INC.     BANCORP, INC.     ADJUSTMENTS      CONSOLIDATED
                                                -------------     -------------     -----------      ------------
INTEREST INCOME
Interest and fees on loans...................    $    48,604      $     7,754       $       500 (k)  $     56,858
Interest on investment securities............          3,361           12,785                              16,146
Interest on money market investments.........            147              504                                 651
                                                 -----------      -----------       -----------      ------------
   Total interest income.....................         52,112           21,043               500            73,655

INTEREST EXPENSE
Interest on deposits.........................         20,595            5,596              (100)(k)        26,091
Interest on short-term borrowings............          6,006            8,765               467 (k)        15,238
                                                 -----------      -----------       -----------      ------------
   Total interest expense....................         26,601           14,361               367            41,329
                                                 -----------      -----------       -----------      ------------
     Net interest income.....................         25,511            6,682               133            32,326
Provision for loan losses....................          2,546               --                               2,546
                                                 -----------      -----------       -----------      ------------
     Net interest income after provision
       for loan losses.......................         22,965            6,682               133            29,780

NON-INTEREST INCOME
Mortgage banking income......................            944            2,476                               3,420
Service charges on deposits..................          1,888               37                               1,925
All other income.............................          2,011              837                               2,848
Investment securities gains/(losses)--net.....            --              (43)                                (43)
                                                 -----------      -----------       -----------      ------------
   Total non-interest income.................          4,843            3,307                               8,150

NON-INTEREST EXPENSE
Salaries and other employee benefits.........          9,717            4,502                              14,219
Occupancy and equipment......................          2,994              851                47 (k)         3,892
All other expense............................          6,051            2,746                               8,797
                                                 -----------      -----------       -----------      ------------
   Total non-interest expense................         18,762            8,099                47            26,908

Income before tax............................          9,046            1,890                86            11,022
Income tax...................................          3,644              738                34 (l)         4,416
                                                 -----------      -----------       -----------      ------------
NET INCOME...................................    $     5,402      $     1,152       $        52      $      6,606
                                                 ===========      ===========       ===========      ============

PER SHARE
Basic earnings per common share..............    $      0.84      $      0.50                        $       0.73
Diluted earnings per common share............           0.83             0.49                                0.72
Average common shares-basic..................      6,450,639        2,328,762                           9,054,195
Average common shares-diluted................      6,510,045        2,349,442                           9,136,721

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

             ALLEGIANT BANCORP, INC. AND EQUALITY BANCORP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

         On November 15, 2000, Allegiant Bancorp acquired Equality Bancorp through the merger of Allegiant Acquisition Corporation, a wholly-owned subsidiary of Allegiant Bancorp, with and into Equality Bancorp.

         The acquisition of Equality Bancorp will be accounted for as a purchase transaction. The unaudited pro forma combined consolidated financial information is based on the historical consolidated financial statements of the two companies. Allegiant Bancorp has not completed a review of Equality Bancorp's accounting policies. As a result of this review, it might be necessary to restate certain amounts in the financial statements of the combined company to conform to Allegiant Bancorp's accounting policies. Allegiant Bancorp does not expect to make any material restatements.

NOTE 2--SHAREHOLDERS' EQUITY

         Under the terms of the merger agreement among Allegiant Bancorp, Equality Bancorp and Allegiant Acquisition Corporation, holders of Equality Bancorp common stock received 1.118 shares of Allegiant Bancorp common stock for each share of Equality Bancorp common stock owned. Equality Bancorp had 2,382,845 shares of its common stock outstanding at November 15, 2000, which shares were exchanged for approximately 2,664,000 shares of Allegiant Bancorp common stock. The combined company has approximately 8,887,900 shares outstanding. The common stock in the unaudited pro forma combined consolidated balance sheet has been adjusted to reflect the par value amount of shares of the combined company.

NOTE 3--FISCAL YEAR END

         Equality Bancorp's fiscal year end is March 31, 2000. For purposes of the unaudited pro forma combined consolidated statement of income for the nine months ended September 30, 2000, Equality Bancorp information for such period includes financial information for the six months ended September 30, 2000 combined with financial information for the last quarter of the year ended March 31, 2000. For purposes of the unaudited pro forma combined consolidated statement of income for the year ended December 31, 1999, Equality Bancorp information for the year ended March 31, 2000 is reported as December 31, 1999 information.

NOTE 4--PRO FORMA ADJUSTMENTS (DOLLARS IN THOUSANDS)

         (a)  To record net cash as follows:

                  Cash received from Equality Bancorp ESOP to repay note             $   953
                  Cash paid for merger related compensation costs                     (1,500)
                  Cash paid for estimated transaction costs                           (2,000)
                                                                                     -------
                                                                                     $(2,547)
                                                                                     =======

         (b) To eliminate $51,800 of loans and borrowings related to loans purchased by Equality Bancorp from Allegiant Bancorp.
         (c)  To record purchase accounting mark-to-market adjustments.
         (d) To record the income tax effect of the merger compensation expense and all other merger expenses of $1,574 and to record current and deferred taxes payable of $400 as a result of the purchase accounting mark-to-market adjustments.
         (e) To eliminate Equality Bancorp common stock of $25 and record issuance of $27 of Allegiant Bancorp common stock.
         (f) To eliminate Equality Bancorp surplus of $16,202 and record surplus of $15,933 as a part of the common stock issued by Allegiant Bancorp, record $38 of merger adjustments and the effect of merger transaction costs, net of taxes, on Allegiant Bancorp of $300.
         (g) To record elimination of Equality Bancorp retained earnings of $10,612.
         (h) To record effect of payoff of ESOP note receivable and distribution of unallocated shares and record termination of MRP.

         (i) To record elimination of Equality Bancorp treasury stock of $1,246 and reissuance of Allegiant Bancorp treasury stock of $5,615 as a result of the merger.
         (j) To eliminate Equality Bancorp's accumulated other comprehensive income (loss) account as a result of the merger.
         (k) To record accretion and/or amortization of purchase accounting adjustments.
         (l)  To reflect impact of taxes at a 40% rate.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 20, 2000

                                         ALLEGIANT BANCORP, INC.



                                         By  /s/ Shaun R. Hayes
                                            -----------------------------------
                                            Shaun R. Hayes, President and Chief
                                            Executive Officer



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

                                EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

      2.1 Agreement and Plan of Merger among Allegiant Bancorp, Inc., Allegiant Acquisition Corporation and Equality Bancorp, Inc., dated July 26, 2000, filed as Exhibit 1.1 to Allegiant Bancorp, Inc.'s Registration Statement on Form S-4 (Reg. No. 333-44748) is incorporated herein by this reference.

     23.1      Consent of KPMG LLP

     99.1      Press Release dated November 15, 2000.



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